                                                                  Exhibit 10.145
                                                                   Tiffany & Co.
                                                             Report on Form 10-K

                                  GROUND LEASE

                                 BY AND BETWEEN

                        RIVER PARK BUSINESS CENTER, INC.,

                                    LANDLORD

                                      -AND-

                              TIFFANY AND COMPANY,

                                     TENANT

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                                TABLE OF CONTENTS

ARTICLE 1  - DEFINITIONS..................................................   1
ARTICLE 2  - DEMISE AND TERM..............................................   4
ARTICLE 3  - FIXED ANNUAL RENT............................................   5
ARTICLE 4  - NET LEASE AND INDEMNITY......................................   6
ARTICLE 5  - REAL ESTATE TAXES AND OTHER IMPOSITIONS......................   8
ARTICLE 6  - USE AND COMPLIANCE...........................................   9
ARTICLE 7  - UTILITIES AND SERVICES.......................................  13
ARTICLE 8  - REPAIR AND MAINTENANCE.......................................  14
ARTICLE 9  - MECHANICS' AND OTHER LIENS...................................  16
ARTICLE 10 - ALTERATIONS..................................................  16
ARTICLE 11 - SITE PLAN APPLICATION/RIGHT TO
                TERMINATE/LANDLORD'S WORK/TENANTS WORK....................  18
ARTICLE 12 - INSURANCE....................................................  27
ARTICLE 13 - DAMAGE OR DESTRUCTION........................................  30
ARTICLE 14 - CONDEMNATION.................................................  32
ARTICLE 15 - LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS...................  33
ARTICLE 16 - CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS.................  34
ARTICLE 17 - WAIVER OF TRIAL BY JURY/NO WAIVER OF COUNTERCLAIM............  38
ARTICLE 18 - QUIET ENJOYMENT..............................................  38
ARTICLE 19 - SURRENDER OF PREMISES AND TITLE TO PROPERTY..................  38
ARTICLE 20 - HOLDING OVER.................................................  39
ARTICLE 21 - ASSIGNMENT AND SUBLETTING....................................  40
ARTICLE 22 - TENANT REPRESENTATION........................................  43
ARTICLE 23 - ESTOPPEL CERTIFICATES........................................  43
ARTICLE 24 - INVALIDITY OF PARTICULAR PROVISIONS..........................  44
ARTICLE 25 - SUBORDINATION................................................  44
ARTICLE 26 - BROKER.......................................................  46
ARTICLE 27 - NOTICES......................................................  46
ARTICLE 28 - TITLE........................................................  47
ARTICLE 29 - MEMORANDUM OF LEASE..........................................  47
ARTICLE 30 - ARBITRATION..................................................  47
ARTICLE 31 - EXHIBITION OF PREMISES.......................................  47
ARTICLE 32 - LEASEHOLD MORTGAGES..........................................  48

                                       -i-

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
ARTICLE 33 - RIGHT OF FIRST OFFER.........................................  49
ARTICLE 34 - MISCELLANEOUS................................................  50


                                       -ii-

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                                  GROUND LEASE

      THIS LEASE made as of the 29th day of November , 2000, between RIVER PARK BUSINESS CENTER, INC., a Delaware corporation, having an office at 47 Parsippany Road, Whippany, New Jersey 07981 (herein called "Landlord") and TIFFANY AND COMPANY, a New York corporation having an office at 727 Fifth Avenue, New York, New York 10022 (herein called "Tenant").

                                   WITNESSETH:

      For good and reasonable consideration, Landlord and Tenant hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

      1.1 As used herein, the following terms and phrases shall have the meanings indicated, which meanings shall be applicable to the singular and plural nouns and verbs of any tense:

            (a) Additional Rent: All monies hereunder due from Tenant to Landlord other than the Fixed Annual Rent.

            (b) Alteration: Defined in Section 10.1(a).

            (c) Approvals: Defined in Section 11.7.

            (d) Approvals Date: The day after the day by which any appeal of the approval by the Hanover Township Planning Board of Tenant's "Application" (as defined in Section 11.2) for the "Initial Improvements" (as defined in Section 11.2) must be commenced, or, if any appeals have been commenced, the date on which such appeals are finally resolved in Tenant's favor, and are no longer subject to any right of appeal.

            (e) Base Price Index: The Price Index for the month in which the Rent Commencement Date occurs.

            (f) Building: Defined in Section 11.2(a).

            (g) Commencement Date: Defined in Section 2.2.

            (h) Contamination: The uncontained or uncontrolled presence of or release of Hazardous Materials into any environmental media from, upon, within, below, or into the Demised Premises, so as to require remediation, cleanup or investigation under any applicable Environmental Law.

            (i) Demised Premises: The Land, together with the Improvements, and all easements, rights and appurtenances to the Land.

            (j) Environmental Laws: All Legal Requirements concerning human health and the environment.

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            (k) Event of Default: Defined in Section 16.1.

            (l) Fee Mortgage: Any mortgage, as amended or modified from time to time, given by Landlord on its fee interest in the Land or this Lease.

            (m) Fee Mortgagee: The holder at any time of a Fee Mortgage, and prior to the placement thereof Fee Mortgagee shall mean the issuer of a commitment for such Fee Mortgage.

            (n) Fixed Annual Rent (also referred to herein as the "Fixed Rent"):
Defined in Section 3.1(a).

            (o) Hazardous Materials: Any "hazardous chemical," "hazardous substance" or similar term as defined in any present and future Environmental Law, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et. seq. ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6901 et. seq. ("RCRA"); the Occupational Safety and Health Act, 29 U.S.C. 651 et. seq. ("OSHA"); the New Jersey Industrial Site Recovery Act, as amended, N.J.S.A. 13:1K-6 et. seq. ("ISRA"); the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23. 11b et. seq. ("Spill Act"); the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21 et. seq.; the New Jersey Solid Waste Management Act, as amended, N.J.S.A., 13:1E-1 et seq.; and the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1 et. seq., as each may subsequently be amended.

            (p) Impositions: All Real Estate Taxes, occupancy taxes, personal property taxes, water and sewer charges other than water and sewer rents (to the extent such water and sewer rents are included in Real Estate Taxes), and all other taxes and governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever which shall or may during the Term be assessed, levied, charged, confirmed or imposed upon or become payable out of or become a lien on the Demised Premises, or any part thereof, or the rent and income received by or for the account of Tenant from any subtenants or for any use or occupancy of the Demised Premises. No franchise, corporate, estate, inheritance, succession, capital levy or capital stock tax of Landlord, and no income, profit or revenue tax upon the income or receipts of Landlord, shall be included as Impositions, except that if at any time during the Term the methods of taxation shall be altered so that in addition to or in lieu of or as a substitute for the whole or any part of any Real Estate Taxes there shall be levied, assessed or imposed (i) a tax, license fee or other charge on the rents received or (ii) any other type of tax or other imposition in lieu of, or as a substitute for, or in addition to, the whole or any portion of any Real Estate Taxes, then the same shall be included as Impositions under this Lease to the extent that such amounts would be payable if the Demised Premises were the only property of Landlord subject thereto.

            (q) Improvements: The Building and other improvements including, without limitation, site improvements and Alterations constructed on the Land from time to time.

            (r) Initial Improvements: Defined in Section 11.2.

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            (s) Intentionally Deleted.

            (t) Institutional Lender: Any commercial, national or savings bank, savings and loan association, trust company, insurance company, real estate investment trust or pension or retirement fund.

            (u) Insurance Requirements: The requirements, whether now or hereafter in force, of any insurer or a fire insurance rating organization or any other organization performing the same or similar functions, applicable to the Demised Premises, or the use or manner of use thereof.

            (v) Land: All that certain plot, piece or parcel of land in the Township of Hanover, County of Morris and State of New Jersey, generally known as Block 8901, Lots 3 and 11, and more particularly described in Exhibit A attached hereto and incorporated herein by reference.

            (w) Leasehold Mortgage: Any mortgage, deed of trust or similar security instrument which is a lien on the leasehold estate of Tenant created by this Lease, as such security instrument may be amended or modified from time to time.

            (x) Leasehold Mortgagee: The holder at any time of a Leasehold Mortgage, and prior to the placement thereof "Leasehold Mortgagee" shall mean the issuer of a commitment for such Leasehold Mortgage.

            (y) Legal Requirements: All laws, statutes, ordinances, orders, directives, opinions, rules, regulations and requirements of all federal, state and municipal governments, and the appropriate agencies, offices, bureaus, departments, boards and commissions thereof, whether now or hereafter in force, including, but not limited to Environmental Laws and all covenants, agreements, restrictions and encumbrances contained in any Permitted Encumbrance applicable to the Demised Premises or the use or manner of use of the foregoing.

            (z) Notice of Termination: Defined in Section 16.1.

            (aa) Other Impositions: The Impositions other than Real Estate
Taxes.

            (bb) Price Index: The Consumer Price Index for All Urban Consumers, All Items, New York - Northeastern New Jersey, published by the Bureau of Labor Statistics of the United States Department of Labor. If at any time said Consumer Price Index is no longer issued, then the term "Price Index" shall mean a substitute or successor index selected by Landlord and Tenant jointly, or, in the event of their failure to agree, within thirty (30) days after notice by one to the other to such effect, by arbitration in accordance with Article 30 hereof, adjusted, if necessary to be comparable, to said Consumer Price Index.

            (cc) Person: The word "person" shall mean a natural person, a partnership, a corporation, a limited liability company, or any other form of business or legal association or entity.

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            (dd) Real Estate Taxes: All real estate taxes, assessments and water and sewer rents, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever attributable to the Demised Premises, or any part thereof.

            (ee) "Rent" shall mean both Fixed Annual Rent and Additional Rent.

            (ff) Rent Commencement Date: Subject to the last sentence of Section 11.2(b)(ii) hereof, April 1, 2002.

            (gg) Taking: Defined in Section 14.1(a).

            (hh) Tenant's Work: Defined in Section 11.6.

            (ii) Term: The thirty (30) year period described in Section 2.2., as same may be extended pursuant to the terms hereof, but in any event the Term shall end on any date when this Lease is sooner terminated pursuant to its terms or applicable law.

            (jj) Unavoidable Delay: Any delay suffered by a party to this Lease resulting from any (i) act of God, (ii) fire, flood, earthquake, blizzard, storm or other casualty, (iii) industry-wide strike, lockout or other labor dispute,
(iv) riot, insurrection, civil commotion, sabotage, vandalism or enemy or hostile governmental action, (v) industry-wide inability to procure labor, materials or supplies, (vi) transportation delay or freight embargo, (vii) Legal Requirements of an unusual nature, including, without limitation, rationing or restriction in respect of any construction work or the use of labor or materials, (viii) judicial or other legal restriction or proceeding, actual or threatened, pertaining to or affecting the performance of any covenant to be performed hereunder, (ix) failure or delay by the other party to this Lease in the full and prompt performance of its obligations under this Lease, (x) failure or delay by any contractor, subcontractor, supplier or materialman, or (xi) other condition beyond the control of the party suffering the delay provided that (1) lack of funds shall not be deemed beyond the control of a party, (2) the affected party must take all reasonable steps to avoid or minimize the delay and (3) the affected party gives the other party notice of the delay and the affected party's best estimate of the projected duration of the delay promptly after the occurrence of the above events.

                           ARTICLE 2 - DEMISE AND TERM

      2.1 Upon and subject to the terms and conditions set forth herein, Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises for the Term. Each party hereby expressly covenants and agrees to observe and perform all of the obligations herein contained on its part to be observed and performed.

      2.2 The Term shall be the period commencing on the date hereof (the "Commencement Date") and continuing to and ending at midnight of the date which is the thirtieth (30th) anniversary of the Rent Commencement Date (as herein defined) (hereinafter referred to as the "Expiration Date") unless this Lease is sooner terminated. However, if the Term is extended by Tenant's effective exercise of Tenant's right to extend the Term, the "Expiration Date" shall be changed to the last day of the latest extended period as to which Tenant shall have effectively exercised its right to extend the Term. Promptly following the Rent

Commencement Date, the parties hereto shall enter into an agreement in form and substance reasonably satisfactory to Landlord and Tenant setting forth the Rent Commencement Date, but the failure to do so shall not affect the Rent Commencement Date or the Expiration Date.

                  2.3 (a) Tenant, subject to the provisions of this Section 2.3, by notice ("Extension Notice") to Landlord to be delivered at least twelve (12) months prior to the Expiration Date, may extend the term of this Lease for an additional twenty (20) years (the "Extension Term"), beginning at midnight on the thirtieth (30th) anniversary of the Rent Commencement Date and expiring on the fiftieth (50th) anniversary of the Rent Commencement Date. Tenant shall not be permitted to extend the Term pursuant to this Section 2.3 if this Lease is not in full force and effect or there is an uncured Event of Default at the time of delivery of the Extension Notice to Landlord. If Tenant does so extend the Term, it shall be on all of the terms and conditions contained herein except:
(i) Fixed Annual Rent shall be redetermined in accordance with Section 2.3(b) and (ii) Tenant shall have no right to further extend the Term.(b) (i) During the Extension Term, Fixed Annual Rent shall equal the greater of (A) the fair market rental value of the Demised Premises for a twenty (20) year lease on the date which is the Expiration Date of the initial Term of this Lease (without extension), on the basis that the Demised Premises is then unencumbered by this Lease, and taking into account the facts that Landlord will have no vacancy period, no broker's commission, and no build-out obligation; and (B) the Fixed Annual Rent for the final year of the initial Term.

            (ii) After receipt of the Extension Notice, Landlord and Tenant shall work together in good faith to establish the Fixed Annual Rent for the twenty (20) year Extension Term. If, within ninety (90) days of delivery of the Extension Notice, no agreement has been reached, and memorialized in writing, as to what the Fixed Annual Rent will be, either party may submit the matter to arbitration pursuant to Article 30 for a binding determination thereon.

            (iii) If the Fixed Annual Rent for the Extension Term is not determined by the first day of the Extension Term Tenant shall continue to pay Fixed Annual Rent at the same rate as was being paid on the Expiration Date of the original Term until such determination is made. Once the determination is made, then commencing on the first day of the next calendar month, and continuing thereafter in accordance with Section 3.2, Tenant shall pay 1/12th of the new Fixed Annual Rent. Additionally, there will be a cash adjustment, payable within thirty (30) days of such determination, from Landlord to Tenant or Tenant to Landlord, as appropriate, to correct any overpayment or underpayment for the period commencing on the first day of the Extension Term and ending on the last day of the calendar month in which the determination of the new Fixed Annual Rent is made.

                          ARTICLE 3 - FIXED ANNUAL RENT

      3.1 (a) The fixed annual rent ("Fixed Rent" or "Fixed Annual Rent") for the period from the Rent Commencement Date to the date which is the day immediately preceding the fifth (5th) anniversary of the Rent Commencement Date, is Nine Hundred Sixty Five Thousand ($965,000) Dollars.

            (b) Fixed Annual Rent shall be adjusted on the 5th, 10th 15th, 20th and 25th anniversary of the Rent Commencement Date to equal the sum of: (A) the Fixed Annual Rent on the day prior to such adjustment, and (B) seventy (70%) percent of the product of: (y) the Fixed Annual Rent on the day prior to such adjustment, and (z) a fraction, the numerator of which is the difference between the Price Index on the date such Fixed Annual Rent adjustment is effective and the Price Index on the date five (5) years prior to such adjustment date, i.e., the Rent Commencement Date, or 5th, 10th, 15th, or 20th anniversary thereof, as appropriate, and the denominator of which is the Price Index on the date five
(5) years prior to such adjustment date, i.e., the Rent Commencement Date, or 5th, 10th, 15th, or 20th anniversary thereof, as appropriate.

      3.2 Subject to this Section 3.2, Tenant shall pay the Fixed Annual Rent to Landlord in equal monthly installments in advance on the first day of each calendar month during the Term. If the Rent Commencement Date is not the first day of a calendar month, Fixed Annual Rent for the period commencing on the Rent Commencement Date and ending on the last day of the calendar month during which the Rent Commencement Date occurs shall be apportioned and shall be paid on the Rent Commencement Date. If the Expiration Date is not the last day of a calendar month, Fixed Annual Rent for the period commencing on the first day of the calendar month during which the Expiration Date occurs and ending on the Expiration Date shall be apportioned and shall be paid on the first day of such calendar month. Fixed Annual Rent for the first full calendar month of the Term following the Rent Commencement Date shall be paid to Landlord on the date hereof. In accordance with Article 11, this first month's Fixed Annual Rent shall be refunded to Tenant upon Tenant's termination of the Lease in accordance with Article 11.

      3.3 The Fixed Annual Rent and all Additional Rent and all other charges payable by Tenant hereunder shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim or set-off of any amount for any reason whatsoever except as herein expressly provided to the contrary. All amounts payable by Tenant to Landlord under the provisions of this Lease shall be paid to Landlord in lawful money of the United States at the place provided herein for notices to Landlord or at such other place and/or to such other person as Landlord may from time to time designate by notice to Tenant. Until such time as Landlord shall designate otherwise, all amounts payable by Tenant to Landlord under the provisions of this Lease shall be paid to Landlord's address set forth above.

      3.4 In the event that any installment of Rent due hereunder shall be overdue for five (5) days, such overdue Rent, at Landlord's option, shall bear interest at a per annum rate equal to five percent (5%) over the "prime rate" as established by Citibank, N.A. (or its successors) from time to time or the maximum rate permitted by law, whichever is less, commencing on the sixth (6th) day after the due date and continuing thereafter until paid (the "Late Payment Rate").

                       ARTICLE 4 - NET LEASE AND INDEMNITY

      4.1 (a) Except as herein expressly provided to the contrary, this Lease is intended to be, and shall be construed as, an absolute net lease, whereby under all circumstances and conditions (whether now or hereafter existing or within the contemplation of the parties) the Fixed Rent shall be absolutely net to Landlord, and Tenant shall pay any and all claims, liabilities, losses, damages, expenses and costs (including, without limitation, reasonable attorneys' fees), obligations and charges of every kind and nature whatsoever, which accrue on or after the Rent Commencement Date (or, if expressly set forth herein, the Commencement Date), and throughout the Term in respect of or in connection with the Demised Premises and the ownership, leasing, operation, management, maintenance, repair, rebuilding, restoration, use or occupation thereof or any portion thereof, other than any interest, principal or any other charge in connection with any Fee Mortgage.

            (b) Except to the extent expressly provided for in this Lease: (i) no happening, event, occurrence, or situation during the Term whether foreseen or unforeseen, and however extraordinary, shall permit Tenant to quit the Demised Premises or surrender this Lease or shall relieve Tenant from Tenant's obligations hereunder; and (ii) Tenant waives any rights now or hereafter conferred upon it by Legal Requirements, or otherwise, to quit the Demised Premises, or any part thereof, to surrender this Lease or to claim any abatement, diminution, reduction or suspension of Rent on account of any such event, happening, occurrence or situation.

      4.2 (a) Tenant shall indemnify and hold harmless Landlord and its partners, members, joint venturers, directors, officers, agents, servants and employees (each, a "Tenant Indemnitee") from and against any and all claims arising from or in connection with (i) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord or its partners, joint venturers, directors, officers, agents, servants or employees) in the Demised Premises during the Term or, if caused by Tenant, during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (ii) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, members, joint venturers, directors, officers, agents, employees or contractors, including, without limitation, pursuant to Sections 5.7 and 6.3; (iii) any accident, injury or damage whatsoever (unless caused solely by Landlord's negligence) occurring in the Demised Premises; and (iv) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses, liabilities, damages, and penalties incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses incurred in connection with each such claim or motion or proceeding and in enforcing this indemnification. In case any action or proceeding is brought against Landlord and/or its partners, members, joint venturers, directors, officers, agents and/or employees in connection with the conduct or management of the Demised Premises or by reason of any claim referred to above, Tenant, upon notice from Landlord shall, at Tenant's cost and expense, resist and defend such action or proceeding by counsel of Tenant's choice reasonably satisfactory to Landlord.

            (b) If any claim, action or proceeding is made or brought against any Tenant Indemnitee, which claim Tenant shall be obligated to indemnify against pursuant to the terms of this Lease, then, upon demand by any such Tenant Indemnitee, Tenant, at its sole cost and expense, shall defend such claim, action or proceeding by the attorneys of Tenant's choice, such choice to be subject to the Tenant Indemnitee's approval, which approval shall not be unreasonably withheld or delayed. The attorneys for Tenant's insurer are deemed approved by all Tenant's Indemnitees.

      4.3 (a) Landlord shall indemnify and hold harmless Tenant and its members, partners, joint venturers, directors, officers, agents, servants and employees (each, a "Landlord Indemnitee") from and against any and all claims arising from or in connection with any breach or default by Landlord in the full and prompt payment and performance of Landlord's obligations set forth in Article 11 of this Lease; together with all costs, expenses, liabilities, damages, and penalties incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses incurred in connection with each such claim or motion or proceeding and in enforcing this indemnification. In case any action or proceeding is brought against Tenant and/or its partners, members, joint venturers, directors, officers, agents and/or employees by reason of any claim referred to above, Landlord, upon notice from Tenant shall, at Landlord's cost and expense, resist and defend such action or proceeding by counsel of Landlord's choice reasonably satisfactory to Tenant.

            (b) If any claim, action or proceeding is made or brought against any Landlord Indemnitee, which claim Landlord shall be obligated to indemnify against pursuant to the terms of this Lease, then, upon demand by any such Landlord Indemnitee, Landlord, at its sole cost and expense, shall defend such claim, action or proceeding by the attorneys of Landlord's choice, such choice to be subject to the Landlord Indemnitee's approval, which approval shall not be unreasonably withheld or delayed. The attorneys for Landlord's insurer are deemed approved by all Landlord Indemnitees.

               ARTICLE 5 - REAL ESTATE TAXES AND OTHER IMPOSITIONS

      5.1. Tenant shall pay directly to the relevant taxing authority as Additional Rent all of the Real Estate Taxes accruing on or after the Rent Commencement Date and thereafter throughout the Term in respect of the Demised Premises. Tenant shall deliver to Landlord copies of the receipted bills or other reasonable evidence of such payment within thirty (30) days following any such payment.

      5.2. Tenant shall also pay, as herein provided, all of the Other Impositions levied, assessed or imposed upon or relating to all or any part of the Demised Premises or arising from or levied against the ownership, leasing, operation, use, occupancy or possession of all or any part of the Demised Premises accruing on or after the Rent Commencement Date and thereafter throughout the Term.

      5.3. Unless Tenant receives the same directly from the taxing authority, Landlord shall submit to Tenant true copies of the Real Estate Tax bills and any bills which shall be received by Landlord for Other Impositions (not including Other Impositions for which Tenant shall be billed directly or for which Tenant shall be required by law to file a tax return), together with a statement of the facts and information needed to calculate the amounts due and payable from Tenant for such Real Estate Taxes and Other Impositions pursuant to the provisions of Section 5.1 and Section 5.2.

      5.4. Tenant shall also pay when due and before any penalty or interest shall be charged thereon directly to the appropriate taxing or other governmental authority all of the Other Impositions for which Tenant shall be billed directly or for which Tenant shall be required by law to file a tax return, and Tenant shall deliver to Landlord (a) copies of receipted bills for such Other Impositions as shall be paid by Tenant directly to any taxing or other governmental authority within fifteen (15) days after receipt of such bills by Tenant and (b) copies of tax returns filed for such Other Impositions as shall be paid directly by Tenant within fifteen (15) days after payment of such Other Impositions.

      5.5.If, by law, any Impositions may be payable at the option of the taxpayer in installments (whether or not interest shall accrue on the unpaid balance thereof), Landlord shall exercise the option to pay same in installments. The installments (and interest thereon) as the same become due and payable shall be included in the computation of Impositions, except that the entire unpaid amount thereof shall be included in the computation of Impositions on the installment payment date thereunder immediately prior to the date which is one year before the expiration of the Term, subject to the apportionment described in Section 5.6.

      5.6.Impositions shall be apportioned between Landlord and Tenant as of the Rent Commencement Date and the Expiration Date or sooner termination of this Lease, so that Tenant shall pay only the portion of the Impositions allocable to the Term.

      5.7.Tenant has the sole and exclusive right to contest the amount or validity of Impositions allocable to years falling wholly or partially within the Term, in any manner permitted by law, in the name of Tenant, and whenever necessary in the name of Landlord, provided and upon condition that Tenant notifies Landlord of such contest and conducts such contest with due diligence and in good faith and that such contest shall be without cost, liability or expense to Landlord and provided further that Tenant pay such Impositions, unless not legally obligated to do so, pending the outcome of any such contest. Landlord shall cooperate with Tenant and shall execute any documents or pleadings reasonably required for such purpose. Such contest may include appeals from any judgment, decree or order until a final determination is made by a court or governmental department or authority having final jurisdiction in the matter. Tenant will be entitled to 100% of the net amount of any remission, refund, or credit (retrospective or, as to the balance of the Term, prospective) of Impositions paid or payable by Tenant after payment of all related costs and expenses, and Landlord shall be entitled to the remainder of such net amount. Tenant has no obligation to Landlord to undertake, or once undertaken complete, such contest or, except to the extent that a remission refund, or credit relating to the Demised Premises is actually received by Tenant, any liability to Landlord for any amount pursuant to this Section 5.7. Further, Landlord acknowledges Tenant has the sole and exclusive right to conduct such contest as Tenant determines in its sole discretion, including without limitation the right to settle any contest on such terms as Tenant approves in its sole discretion, without obligation or liability to Landlord.

                         ARTICLE 6 - USE AND COMPLIANCE

      6.1.Tenant may use and occupy the Demised Premises for any lawful purpose. Tenant shall not use, improve, occupy or permit or suffer the use, improvement or occupancy of the Demised Premises or any part thereof in any manner which would constitute a violation of Legal Requirements or Insurance Requirements or make void or voidable any insurance then in force with respect thereto, unless such insurance is promptly replaced with substantially similar coverage, or constitute a public or private nuisance.

      6.2.(a) Tenant, at Tenant's sole cost and expense, shall promptly comply or cause compliance with all Legal Requirements and Insurance Requirements, foreseen or unforeseen, ordinary as well as extraordinary, whether or not the same shall presently be within the contemplation of the parties hereto and, during the first twenty years of the Term following the Rent Commencement Date, whether or not the same shall require expenditures ("Capital Expenditures") which, in accordance with GAAP, are to be capitalized, including, without limitation, any structural or extraordinary repairs or Alterations.

            (b) (i) If, after the twentieth anniversary of the Rent Commencement Date, during the balance of the Term, as extended, compliance with Legal Requirements or Insurance Requirements, requires Capital Expenditures, Landlord and Tenant shall be responsible for the cost thereof, in accordance with Section 6.2(b)(ii), provided, however, to the extent such compliance requiring Capital Expenditures is necessitated by Tenant's change in the use of the Demised Premises from a warehouse/distribution facility with affiliated office space to a materially different use, Tenant shall be solely obligated for the cost of such Capital Expenditures. Upon receiving notice of such a requirement, Tenant shall deliver a notice to Landlord, which notice shall comply with the last sentence of this Section 6.2(b)(i), and which shall include: (A) notice of such requirement; (B) a plan of action including, without limitation, a description of any work to be undertaken; and (C) a budget which may include reasonable supervision fees, and an allocation for overhead, but not profit. Landlord shall have thirty (30) days from delivery of the notice to provide Tenant with whatever comments Landlord might have concerning the information delivered. Landlord and Tenant shall work in good faith to agree on a plan of action. However, if Landlord and Tenant cannot so agree within sixty (60) days of Tenant's original delivery of the described notice, either party may submit the issue to arbitration pursuant to Article 30 hereof for resolution. If Landlord does not respond to Tenant's notice within thirty (30) days of delivery of same Landlord will be deemed to have approved performance by Tenant of the suggested plan of action. Tenant's notice shall specifically set forth, in bold type, that Landlord's failure to respond within thirty (30) days shall be deemed approval of the suggested plan of action.

                  (ii) (A) Tenant shall perform the approved (or deemed approved) plan of action for Landlord's account and at Landlord's sole cost and expense. The approved (or deemed approved) budget (so long as prepared in good faith) shall not represent a ceiling on the costs to be incurred by Landlord in Tenant's performance of the plan of action, but Tenant shall act in good faith to perform in accordance with such budget and shall keep Landlord informed of any material variations therefrom. The plan of action shall be implemented in the manner set forth in Article 8 in a good and workmanlike manner.

                        (B) Tenant shall submit invoices for payment or reimbursement to Landlord from time to time, but no more frequently than monthly, for materials on-site, work in place, "soft" costs incurred, and other out-of-pocket costs or expenses reasonably incurred in connection with such work and in accordance with the plan of action. Invoices shall be accompanied by reasonable evidence of third party expenditures, e.g., third party invoices. Landlord shall pay Tenant's invoices within thirty (30) days of receipt.

                        (C) Upon completion of the plan of action, the total out-of-pocket cost to Landlord of implementing same may be amortized over the useful life of the work completed, but in no event more than ten (10) years, and the amortized portion of such cost allocable to the remaining initial Term hereof, without extension (if the Legal Requirement or Insurance Requirement is imposed during the initial
Term), or the remaining Extension Term (if the Legal Requirement or Insurance Requirement is imposed during the Extension Term ), shall be charged to Tenant, and shall be payable to Landlord, within thirty (30) days of Landlord billing Tenant for same. Landlord and Tenant agree that if a Capital Expenditure is made in the initial Term, and the useful life of the work extends into the Extension Term (if any) Tenant shall not be obligated to pay for the portion of the cost thereof which is allocable to the Extension Term, but that the value of such work shall be taken into account, to the extent appropriate, in determining the Fixed Annual Rent for the Extension Term pursuant to Section 2.3 hereof.

      6.3. Tenant, at its sole cost and expense, after notice to Landlord, may contest any Legal Requirement in any manner permitted by law, and Tenant may defer compliance therewith during the pendency of such contest, provided and upon condition that (a) such noncompliance shall not constitute a criminal act on the part of Landlord nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Building be suspended, (b) such contest shall be without cost, liability or expense to Landlord, and (c) Tenant shall prosecute such contest with due diligence and in good faith. Landlord shall cooperate with Tenant and shall execute any documents or pleadings reasonably required for the purpose of any such contest. Tenant shall indemnify and hold Landlord harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, costs and expenses (including without limitation reasonable attorneys' fees) in connection with Tenant's failure or delay in complying with any Legal Requirement. Tenant may terminate any such contest at any time, in which event Tenant shall promptly pay or perform all of the requirements of such contested Legal Requirement.

      6.4. Other than as set forth in Section 11.3, Tenant shall obtain and keep in full force and effect any and all necessary permits, licenses, certificates, or other authorizations required in connection with the lawful and proper use, occupancy, operation and management of the Demised Premises, as same are used from time to time, and Tenant shall indemnify and hold Landlord harmless from and against any and all claims, liabilities, damages, losses, costs and expenses (including without limitation reasonable attorneys' fees) in connection therewith.

      6.5. No abatement, diminution or reduction of any Fixed Annual Rent, Additional Rent or other charges payable by Tenant hereunder shall be claimed by or allowed to Tenant for any inconvenience, annoyance, interruption, cessation or loss of business or other occurrence, including, without limitation, such as are caused directly or indirectly by any Unavoidable Delays.

      6.6. Without limiting Section 6.2(a) hereof: (a) Tenant agrees that all its activities on the Demised Premises during the Term will be conducted in compliance with Environmental Laws. Except for Landlord's obligations as set forth in Section 11.3, Tenant shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws.

            (b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Demised Premises, or transported to or from the Demised Premises, in any manner that violates any Environmental Laws. Tenant shall not cause or permit the release of any Hazardous Materials by Tenant or its agents, contractors, employees or invitees into any environmental media such as air, water or land in any manner that violates any Environmental Laws. If such described release shall occur, Tenant shall (i) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws, and (ii) notify and keep Landlord reasonably informed of such release and response.

            (c) Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, or
(ii) discharge Hazardous Materials into the storm sewer system serving the Demised Premises in any manner that violates any Environmental Laws.

            (d) Tenant shall be responsible for all fines, suits, procedures, claims, actions and costs, including, without limitation, attorneys' fees, of any kind arising out of or in any way connected with any spills or discharges of Hazardous Materials at the Demised Premises which occur during the Term unless caused by Landlord, its agents, servants, or employees; and for all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions, and take all actions required by the NJDEP. Tenant shall have no responsibility for the failure of Landlord to provide any information, make any submissions, or take any actions in accordance with Landlord's obligations as set forth in Section 11.3.

            (e) Tenant shall provide Landlord with reasonable advance notice of any meetings with, or inspections conducted by, the NJDEP in each instance in connection with ISRA, and Landlord's representatives shall have the right to attend any such meeting or inspection.

         6.7.(a) At least ninety (90) days prior to the expiration or earlier termination of this Lease, Tenant agrees to seek a determination from the New Jersey Department of Environmental Protection ("NJDEP") in the form of a Letter of Non-Applicability ("LNA"), that the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. or any successor Environmental Law ("ISRA"), is inapplicable to the Tenant's cessation of operations and termination of this Lease. Tenant represents, warrants, and covenants that any information contained in any application for an LNA submitted pursuant to this subsection will be true and complete. Tenant represents that the Standard Industrial Classification
(SIC) number, as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States, applicable to Tenant's operations does not subject this transaction to the requirements of ISRA. Landlord shall cooperate in all reasonable aspects with Tenant in obtaining any required governmental action in connection with ISRA, including, without limitation, supplying all information reasonably requested by Tenant, and executing any applications, easements, or other documents Tenant reasonably believes necessary or desirable and which do not increase in any material fashion Landlord's obligations under this Lease. In the event the LNA is granted, Tenant shall promptly provide Landlord with a copy thereof.

            (b) In the event that an LNA is denied by NJDEP, notice of such denial shall be delivered promptly to Landlord. Tenant shall satisfy its obligations under ISRA prior to the Expiration Date or earlier termination of this Lease: (i) by securing an approval of the Tenant's Negative Declaration; or
(ii) by securing an approval of the Tenant's Remedial Action Workplan, completing the implementation of such Plan, and obtaining from NJDEP a "No Further Action" letter. Tenant shall bear sole responsibility for any investigation and cleanup costs, fees, penalties, or damages associated with ISRA compliance. In the event that Tenant is unable to complete its ISRA compliance obligations by the Expiration Date or earlier termination of this Lease, Landlord shall continue to provide Tenant with reasonable access to the Demised Premises, provided that any work undertaken by Tenant shall be performed in such a manner as to minimize interference with Landlord's or any other tenant's use of the Demised Premises. However, Landlord reserves its rights to deem Tenant a holdover tenant in the event that Tenant's ISRA compliance unreasonably restricts Landlord's or any other tenant's use of the Demised Premises. Notwithstanding the foregoing, Tenant is not responsible for any contamination which pre-exists the Approvals Date, including, without limitation, any contamination discovered in any test performed by Tenant pursuant to Section 11.4 unless Tenant has caused such contamination.

            (c) Tenant shall provide Landlord with copies of all correspondence, documents and reports, including, without limitation, sampling results submitted to or received from any governmental agency or third party in connection with Tenant's compliance with ISRA.

            (d) Notwithstanding any of the foregoing to the contrary, in no event shall Tenant be responsible for any compliance or any costs or expenses of any required cleanup or clean-up plan where the spills or discharges which create the need for such compliance, cleanup or plan occurred prior to the Approvals Date unless such spill or discharge is caused by Tenant's acts or omissions or those of its contractors, agents or employees.

            (e) Tenant consents to Landlord taking any and all actions on or under the Demised Premises that, in Landlord's reasonable judgment, are necessary to investigate, remediate, or otherwise address environmental conditions at the Demised Premises in satisfaction of Landlord's obligations under this Lease provided, however, Landlord shall take such actions in such manner so as to interfere with Tenant's use and enjoyment of the Demised Premises only to the minimum extent reasonably practicable, and shall promptly restore any damage to the Demised Premises caused by Landlord.

            (f) The provisions of this Article 6 shall survive the expiration or earlier termination of this Lease.

                       ARTICLE 7 - UTILITIES AND SERVICES

      7.1. Tenant shall arrange for, and promptly pay when due all amounts and charges for, the providing of all utilities and services required, used, rendered or supplied in or to the Demised Premises accruing after the Rent Commencement Date and thereafter throughout the Term. Except as provided in
Article 11, Landlord shall have no obligation to provide for the same.

                       ARTICLE 8 - REPAIR AND MAINTENANCE

      8.1. (a) (i) Tenant shall take good care of the Demised Premises, make all repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, and shall maintain and keep the Demised Premises in good order, repair and condition, ordinary wear and tear, casualty and condemnation excepted. Tenant shall perform the obligation set forth in the first sentence of this Section 8.1 during the first twenty (20) years of the Term following the Rent Commencement Date at its sole cost and expense. If, after the twentieth anniversary of the Rent Commencement Date, during the balance of the Term, as extended, compliance with the first sentence of this Section 8.1 requires a Capital Expenditure, Landlord and Tenant shall be responsible for the cost in accordance with Section 8.1(a)(ii). Upon becoming aware of such a requirement, Tenant shall deliver a notice to Landlord which notice shall comply with the last sentence of this Section 8.1(a)(i) and which shall include: (A) notice of such requirement; (B) a plan of action including, without limitation, a description of any work to be undertaken; and (C) a budget which may include reasonable supervision fees, and an allocation for overhead, but not profit. Landlord shall have thirty (30) days from delivery of the notice to provide Tenant with whatever comments Landlord might have concerning the information delivered. Landlord and Tenant shall work in good faith to agree on a plan of action. However, if Landlord and Tenant cannot so agree within sixty
(60) days of Tenant's original delivery of the described notice, or if Landlord and Tenant cannot agree as to the necessity for a Capital Expenditure, or the proper division of the cost of any Capital Expenditure, either party may submit the issue to arbitration pursuant to Article 30 hereof for resolution. If Landlord does not respond to Tenant's notice within thirty (30) days of delivery of same Landlord will be deemed to have approved performance by Tenant of the suggested plan of action. Tenant's notice shall specifically set forth, in bold type, that Landlord's failure to respond within thirty (30) days shall be deemed approval of the suggested plan of action.

                  (ii) (A) Tenant shall perform the approved (or deemed approved) plan of action for Landlord's account and at Landlord's sole cost and expense. The approved (or deemed approved) budget (so long as prepared in good faith) shall not represent a ceiling on the costs to be incurred by Landlord in Tenant's performance of the plan of action, but Tenant shall act in good faith to perform in accordance with such budget and shall keep Landlord informed of any material variations therefrom. The plan of action shall be implemented in the manner set forth in this Article 8 in a good and workmanlike manner.

                        (B) Tenant shall submit invoices for payment or reimbursement to Landlord from time to time, but no more frequently than monthly, for materials on-site, work in place, "soft" costs incurred, and other out of pocket costs or expenses reasonably incurred in connection with such work and in accordance with the plan of action. Invoices shall be accompanied by reasonable evidence of third party expenditures, e.g., third party invoices. Landlord shall pay Tenant's invoices within thirty (30) days of receipt.

                        (C) Upon completion of the required plan of action, the total out-of-pocket cost to Landlord of implementing same may be amortized over the useful life of the work completed, but in no event more than ten (10) years, and the amortized portion of such cost allocable to the remaining initial Term hereof, without extension (if the relevant work becomes required during the initial Term), or the remaining Extension Term (if the relevant work becomes required during the Extension Term ), may be charged to, and shall be payable to Landlord by Tenant, within thirty (30) days of Landlord billing Tenant for same. Landlord and Tenant agree that if a Capital Expenditure is made in the initial Term, and the useful life of the work extends into the Extension Term (if any) Tenant shall not be obligated to pay for the portion of the cost thereof which is allocable to the Extension Term, but that the value of such work shall be taken into account, to the extent appropriate, in determining the Fixed Annual Rent for the Extension Term pursuant to Section 2.3 hereof.

                  (iii) Landlord's obligations as set forth in this Section 8.1 shall not relieve Tenant of Tenant's obligation to maintain the Demised Premises in accordance with the first sentence of Section 8.1(a)(i).

      8.2. (a) Subject to Section 8.2(b), on at least three (3) business days prior notice to Tenant, and accompanied at all times by a representative of Tenant, which representative Tenant shall make available to Landlord, Tenant shall permit any authorized representative of Landlord and any Fee Mortgagee to enter the Demised Premises at all reasonable times for the purpose of inspecting all or any part thereof and, to the extent expressly provided for under this
Section 8.2, making any repairs, replacements and restorations to the Demised Premises or any part thereof. If Tenant shall fail to perform in any material fashion its obligations as set forth in Section 6.2 or 8.1 hereof, and such failure continues for thirty (30) days after notice from Landlord (or, if such failure cannot reasonably be corrected in thirty (30) days, if Tenant does not commence to correct such failure within thirty (30) days of notice from Landlord and thereafter fails to prosecute such correction to completion with due diligence and in good faith), Landlord and any party designated by Landlord shall have the right, but not the obligation, to enter the Demised Premises and perform such work. Tenant shall reimburse Landlord upon demand as Additional Rent for any cost and expense incurred by Landlord or such designee therefor, including, without limitation, all incidental costs and expenses (including, without limitation, reasonable attorneys' fees) in connection therewith. During the progress of any work Landlord is required or permitted to do under the provisions of this Lease, Landlord or its designee may bring, keep and store on the Demised Premises all necessary materials, supplies, equipment and tools, but shall be obligated to comply with Tenant's reasonable rules as to the storage of same and the hours during which work is conducted (which Tenant may insist are outside normal day time business hours), so as to minimize, to the extent reasonably practicable, the impact of such work on Tenant's operations. Subject to compliance with the prior sentence, Landlord and its designee shall not in any event be liable for any inconvenience, annoyance, interruption, cessation or loss of business or other occurrence as pertains to Tenant or any other occupant of the Demised Premises or any part thereof on account of entering the Demised Premises, performing such work, or bringing, keeping or storing any materials, supplies, equipment or tools into, on or through the Demised Premises, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever.

            (b) Notwithstanding Section 8.2(a), if a representative of a governmental agency is demanding that due to an emergency Landlord grant such governmental agency access to the Demised Premises, and contacting Tenant is not reasonable in the circumstances, Landlord may grant such governmental agency access to the Demised Premises to address the emergency.

                     ARTICLE 9 - MECHANICS' AND OTHER LIENS

      9.1. Tenant shall not suffer or permit any mechanics' or other liens (except for leasehold mortgage liens permitted pursuant to Article 32 and such as are caused by any acts or omissions of Landlord) to be recorded or filed against the Demised Premises or any part thereof or against the interests therein of Landlord or Tenant. If any such lien (except for leasehold mortgage liens permitted pursuant to Article 32 and such as are caused by any acts or omissions of Landlord) shall at any time be recorded or filed against the Demised Premises or any such interest therein, and the party recording such lien has commenced any formal legal process to foreclose such lien, Tenant shall cause the same to be discharged of record within thirty (30) days of notice of such commencement by either payment, deposit or bond. If Tenant shall fail to cause any such lien to be discharged of record within such period, Landlord shall have the right (in addition to all other remedies), but not the obligation, to cause the discharge of such lien of record either by paying the amount claimed to be due, by deposit in court or by bond. Tenant shall reimburse Landlord upon demand as Additional Rent for any amount paid or deposited by Landlord therefor, including, without limitation, all incidental costs and expenses (including, without limitation, reasonable attorneys' fees) in connection therewith, together with interest on all such amounts at the Late Payment Rate from the date of payment or deposit by Landlord.

                            ARTICLE 10 - ALTERATIONS

      10.1. (a) Tenant, at Tenant's sole cost and expense, may make from time to time, without Landlord's consent, any alteration, addition, change, replacement, installation, improvement, deletion, or removal (herein collectively called "Alteration"), in or to the Demised Premises, provided, however, in each case
Tenant: (i) shall submit to Landlord copies of marked shop drawings or the final as-built detailed plans and specifications of such Alteration prepared, if required by Legal Requirement, by a registered architect or professional engineer; (ii) shall not demolish the Building, unless a substitute building with a footprint of at least 250,000 square feet is constructed by Tenant, at Tenant's sole cost and expense, in replacement of the demolished Building; and
(iii) shall perform any Alteration in compliance with all Legal Requirements and Insurance Requirements.

            (b) If any structural Alteration: (i) changes the footprint of the Building as initially constructed in accordance with this Lease, or (ii) reduces the volume of the Building as initially constructed in accordance with this Lease, or (iii) changes the material used on the facade of the Building as initially constructed in accordance with this Lease, and in any such instance,
(i), (ii), or (iii), reduces the value of the Building at the time of the making of such Alteration, or if any Alteration modifies the base building systems such that the modified system would not be reasonably sufficient to provide electrical, plumbing, sprinklers, and HVAC services to a Building with between 30,821 and 37,671 square feet of office space and between 206,580 and 252,486 square feet of warehouse/distribution space (Landlord acknowledging it is not necessary to air condition warehouse/distribution space), then in each instance, Tenant nonetheless may make such Alteration, but, prior to the expiration or earlier termination of this Lease, must restore the Demised Premises to the condition which existed immediately prior to the making of such Alteration, which restoration obligation, once fulfilled by Tenant, shall be subject to reasonable wear and tear and Articles 13 and 14 hereof.

            (c) Either Landlord or Tenant may request the conclusion of the other as to whether any proposed or existing Alteration is of the nature that would require Tenant, absent Landlord consent, to restore the Demised Premises in accordance with Section 10.1(b). Landlord shall provide such conclusion within thirty (30) days of being provided the information reasonably required to make such a conclusion, e.g., plans or specifications, or both, depending on the relevant Alteration. If Landlord fails to respond timely, Landlord will be deemed to have concluded the Alteration does not require Tenant to restore the Demised Premises in accordance with Section 10.1(b). Tenant shall provide such conclusion within thirty (30) days of Landlord's request. If Tenant fails to respond timely, Tenant will be deemed to have concluded the Alteration does require Tenant to restore the Demised Premises in accordance with Section 10.1(b). A party's conclusion shall not bind the other party hereto, but shall estop the party making (or being deemed to make) such conclusion. Any dispute as to whether any existing or proposed Alteration requires Tenant to restore the Demised Premises in accordance with Section 10.1(b) shall be determined by arbitration pursuant to Article 30. Either Landlord or Tenant may insist on proceeding to make this determination utilizing any expedited procedures then being utilized by the American Arbitration Association.

            (d) Except as set forth in Section 10.1(b), Tenant shall not have any obligation to remove or restore any Alteration.

            (e) No Alteration will cause Fixed Annual Rent to change, provided, however, any Alteration made during the initial Term, without extension, shall be taken into account, to the extent appropriate, in determining the Fixed Annual Rent for the Extension Term pursuant to Section 2.3 hereof. Tenant shall be solely responsible for any change in Additional Rent caused by the making of any Alteration.

            (f) To the extent that Landlord, pursuant to Article 8 (but not Article 6), incurs the cost of a Capital Expenditure for any Improvement which Tenant, in the process of making any Alteration, removes, and to the extent that the removal of the improvement for which Landlord has made a Capital Expenditure and the making of the Alteration reduces the value of the Building, and Tenant does not have a restoration obligation pursuant to Section 10.1(b) and has not received Landlord's consent to the relevant Alteration ( this Section 10.1(f) in no way implying any such Landlord consent is needed), Tenant shall reimburse to Landlord the present value of the net loss in value to Landlord's reversionary interest in the Demised Premises, if any, Landlord suffers by the making of the Alteration and the removal of the improvement for which Landlord has made a Capital Expenditure.

      10.2 (a) Whether under the provisions of this Lease or otherwise, neither Tenant, nor any subtenant, nor any agent, employee, representative, contractor, or subcontractor of either Tenant or any subtenant, shall have any power or authority to do any act or thing or to make any contract or agreement which will bind Landlord or which may create or be the foundation for any mechanic's lien or other lien or claim upon or against Landlord's interest in the Demised Premises, and Landlord shall have no responsibility to Tenant or to any subtenant, contractor, subcontractor, supplier, materialman, workman or other person, firm or corporation who shall engage in or participate in any construction of any Alteration unless Landlord shall expressly undertake such obligation by an agreement in writing signed by Landlord and made between

Landlord and Tenant, or such subtenant, contractor, subcontractor, supplier, materialman, workman, or other person, firm or corporation.

            (b) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises.

                   ARTICLE 11 - SITE PLAN APPLICATION/RIGHT TO
                     TERMINATE/LANDLORD'S WORK/TENANTS WORK

      11.1 (a) Landlord acknowledges that in order to construct the Initial Improvements without seeking a variance and to allow vehicular ingress and egress from and to Parsippany Road and vehicular ingress from Route 10, it is necessary to obtain a zoning change amendment ("Zoning Amendment") to the Township of Hanover (the "Township") ordinance, and approvals ("Access Approvals") from the New Jersey State Department of Transportation ("DOT"), the County of Morris and any other relevant governmental agencies for the described ingress and egress. The Zoning Amendment has been obtained, but is still subject to appeal. The DOT Access Approval has been obtained. Tenant is working to obtain the Morris County Access Approval. If at any time prior to the Approvals Date, the Zoning Amendment, having been adopted, is thereafter repealed, or other legislation is adopted which would necessitate the Tenant obtain variances to construct the Initial Improvements as currently contemplated, other than the currently contemplated sign variances, Tenant may elect to seek the variances it requires to develop the Initial Improvements as currently contemplated. If Tenant so elects, Tenant shall seek to obtain the required variances with due diligence and in good faith, provided, however, that at any time after the Township's repeal of the Zoning Amendment, or the adoption of other legislation which would necessitate the aforesaid variances, Tenant may cease such efforts and terminate this Lease. Landlord may also terminate this Lease, at any time after the Township's repeal of the Zoning Amendment or the adoption of other legislation which would necessitate the aforesaid variances, unless upon receipt of a termination notice from Landlord Tenant affirms to Landlord that Tenant is attempting, with due diligence and in good faith, to obtain the required variances.

            (b) If by June 30, 2001: (i) the Zoning Amendment is repealed, or
(ii) any variances requested by Tenant are not received, other than the currently contemplated sign variances, or (iii) the Access Approvals are not received, each of (i), (ii), or (iii) beyond any right of appeal, either Landlord or Tenant, at any time prior to the adoption of the Zoning Amendment, or the receipt of the requested variances and the receipt of the Access Approvals, and the expiration of the periods in which any appeals of any may be brought, may terminate this Lease by notice to the other. In the event this Lease is terminated pursuant to this Section 11.1 same shall be without force or effect except for the refund of Rent pursuant to Section 3.2 and the provisions hereof which expressly survive termination of this Lease, and neither Landlord nor Tenant shall have any rights against the other except pursuant to such surviving provisions. If Landlord or Tenant terminates this Lease pursuant to this Section 11.1(b) after the Approvals Date has occurred such termination shall be deemed to have occurred pursuant to Section 11.2(b)(iv) for all purposes of this Lease.

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

      11.2 (a) Tenant, with due diligence and in good faith, at Tenant's sole cost and expense, shall attempt to obtain the Approvals for the construction on the Land of a Building ("Building") and site improvements substantially as shown on Exhibit B annexed hereto and made a part hereof (as Tenant may change same from time-to-time in the manner contemplated in this Section 11.2(a) in connection with working to obtain the Approvals, collectively, the "Initial Improvements"). Tenant's obligations shall include, without limitation, the preparation and submission of a major site plan and minor subdivision application ("Application") with appropriate supporting drawings and documentation to the Planning Board of Hanover Township ("Planning Board") and, in the event the Application is approved by the Planning Board, and Tenant does not exercise its rights pursuant to Section 11.2(b)(iii), the subsequent execution and delivery to the Township of a Developer's Agreement in form and substance reasonably acceptable to Tenant. The Application, in the first instance, shall conform to the Zoning Amendment so as to avoid the need for variances (other than the currently contemplated sign variances). Landlord acknowledges that in working to obtain the Approvals Tenant may determine that a modification to the plans as shown on Exhibit B and/or the Application will facilitate the likelihood of obtaining the Approvals. Accordingly, Tenant shall have the right to modify the plans as shown on Exhibit B and/or the Application from time to time as Tenant, in its good faith judgment, deems appropriate in connection with Tenant working to obtain the Approvals. Landlord shall cooperate in all reasonable means with Tenant in obtaining the Approvals including, without limitation, supplying all information in Landlord's possession reasonably requested by Tenant, executing any applications or other documents Tenant reasonably believes necessary or desirable and which do not increase in other than a de minimus manner Landlord's obligations under this Lease, and attending meetings at Tenant's request to provide testimony in support of the Application, and shall not knowingly taking any actions which would negatively impact the likelihood that Tenant will receive the Approvals. Landlord is free to attend any meetings attended by Tenant with representatives of any governmental body or agency in connection with obtaining any required Approval, for the purpose of Landlord observing the meeting. However, Tenant shall conduct the meeting, and need not solicit, nor follow, Landlord's advice. Tenant has no obligation to inform Landlord of meetings which are to occur, provided, however Tenant, upon request from Landlord, shall inform Landlord of any meetings which, at the time of the response, are then scheduled to occur.

            (b) (i) If, despite complying with Section 11.2(a), Tenant fails to cause the Approvals Date to occur by June 30, 2001, Tenant, at any time until the Approvals Date has occurred, shall have the right to terminate this Lease by notice to Landlord and, until Tenant does so, shall continue to comply with
Section 11.2(a) to attempt to cause the Approvals Date to occur.

                  (ii) If Tenant fails to cause the Approvals Date to occur by December 31, 2001, Landlord, at any time subsequent to December 31, 2001 and prior to Tenant causing the Approvals Date to occur, and subject to the terms of this paragraph, may terminate this Lease. If Landlord delivers notice to Tenant terminating this Lease pursuant to this subparagraph, such notice shall contain a date of termination, which shall be at least ten (10) days after delivery of the notice. Provided no Event of Default shall have occurred and be continuing, Tenant, subject to it having complied with its Section 11.1 and 11.2(a) obligations, prior to the effective date of the termination, may extend, until the six (6) month anniversary of the specified termination date, the period of time in which Tenant may seek to cause the Approvals Date to occur, by delivering notice of such extension, together with a payment in the amount of $482,500, to Landlord prior to the specified termination date. Such payment shall be non-refundable, and deemed earned by Landlord in full upon delivery thereof. If, by such six (6) month anniversary, Tenant has still not caused the Approvals Date to occur, and provided no Event of Default shall have occurred and be continuing, Tenant, subject to it having continued to comply with its
Section 11.1 and 11.2(a) obligations, may extend until the one (1) year anniversary of the specified termination date the period of time in which Tenant may seek to cause the Approvals Date to occur, by delivering notice of such further extension, together with a second $482,500 payment, to Landlord prior to the end of the first six (6) month extension. This second payment also shall be non-refundable, and deemed earned by Landlord in full upon delivery thereof. If, by such one (1) year anniversary, Tenant has still not caused the Approvals Date to occur, this Lease shall terminate and be of no force or effect except for those provisions which expressly survive such termination. However, if, during either effective extension, the Approvals Date does occur, Landlord's termination notice shall be void, and this Lease shall continue in full force and effect pursuant to its terms. If Tenant has extended the time in which it can attempt to cause the Approvals Date to occur pursuant to this Section 11.2(b)(ii), the Rent Commencement Date shall be deemed to be the Approvals Date, and Tenant shall receive a credit against the first amounts of Fixed Annual Rent due hereunder (after crediting Tenant for the first month's rent paid on the date hereof) equal to the pro-rata portion of the relevant $482,500 payment which is allocable to the period of time subsequent to the occurrence of the Rent Commencement Date ( such payment to be deemed earned evenly over the six month extension period to which it relates).

                  (iii) (A) If the Application is approved by the Planning Board, but subject to any "Unacceptable Condition" ( as defined in this subparagraph), Tenant, within ten (10) days of receipt of the Planning Board resolution memorializing the approval of the Application, may terminate this Lease. Further, although Tenant has the obligation to utilize diligent efforts to negotiate a reasonably acceptable Developer's Agreement, it has no obligation to execute or deliver a Developer's Agreement which is not reasonable. An "Unacceptable Condition" is any condition or conditions which limit Tenant's ability to develop the Improvements in all material respects as shown on the final amended Application submitted by Tenant to the Planning Board, or limit Tenant's ability to use and enjoy the Demised Premises, when developed, materially in the manner contemplated by Tenant, or, subject to the balance of this Section 11.2(b)(iii), which necessitate the construction of off-site or off-tract improvements or off-site or off-tract contributions which, in the aggregate, are reasonably projected by Tenant to result in "Off-Site Costs" (as defined in Section 11.3(c)) in excess of either: (y) if the "Landlord's Tract" (as defined in Section 11.3(c)) is delivered to the Township in connection with obtaining the Approvals, $1,575,000, or (z) if the Landlord's Tract is not delivered to the Township in connection with obtaining the Approvals, $1,000,000.

                        (B) Landlord also shall have the right, subject to the balance of this Section 11.2(b)(iii), to terminate this Lease within ten (10) days of receipt of the Planning Board resolution memorializing the approval of the Application, if the approval of the Application is subject to any condition or conditions which necessitate the construction of off-site or off-tract improvements or off-site or off-tract contributions which, in the aggregate, are reasonably projected by Landlord to result in Off-Site Costs, exclusive of the Off-Site Costs set forth on Exhibit G annexed hereto and made a part hereof, for which Landlord has no responsibility, in excess of either:(y) if the "Landlord's Tract" (as defined in Section 11.3(c)) is delivered to the Township in connection with obtaining the Approvals, $1,575,000, or (z) if the Landlord's Tract is not delivered to the Township in connection with obtaining the Approvals, $1,000,000.

                        (C) If Tenant delivers a notice to Landlord to terminate this Lease exclusively due to projected Off-Site Costs exceeding the relevant threshold set forth in Section 11.2(b)(iii)(A), or Landlord delivers a notice to Tenant to terminate this Lease in accordance with Section 11.2(b)(iii)(B), the recipient ("Non-Terminating Party") of such notice shall have the right, but not the obligation, to nullify such termination by delivery to the other party hereto ("Terminating Party"), within ten (10) days of delivery of the termination notice to the Non-Terminating Party, a notice in which the Non-Terminating Party agrees to be solely responsible for the payment of all Off-Site Costs in excess of the relevant threshold set forth in Section 11.2(b)(iii)(A) or Section 11.2(b)(iii)(B), as appropriate ( the Off-Site Costs not in excess of such threshold to be shared between Landlord and Tenant in accordance with Section 11.3(c) hereof).

                  (iv) If, despite efforts complying with its obligations under this Article 11, Tenant, after having caused the Approvals Date to occur, fails to obtain any of the Approvals by December 31, 2001, Tenant, at any time subsequent to June 30, 2001 and prior to January 10, 2002, but not thereafter, and subject to Section 11.10, shall have the right to terminate this Lease by notice to Landlord, such notice to be accompanied by a one-time termination fee payment to Landlord in the amount of $1,000,000. Additionally, if Landlord, at Tenant's request, has performed any work pursuant to Section 11.3(b)(ii)(A) or 11.9, Tenant shall reimburse Landlord for the direct out-of-pocket costs expended by Landlord in performing such work within ten (10) days of Landlord billing Tenant for such work, such bill to be accompanied by reasonable documentary evidence of the amounts expended. If Tenant does not so terminate this Lease Tenant shall continue to attempt to obtain the Approvals. This
Section 11.2(b)(iv) shall survive the expiration or earlier termination of this Lease.

                  (v) If this Lease is terminated by Tenant or Landlord pursuant to this Section 11.2 the Lease shall be without force or effect, except for the amount due from Tenant to Landlord pursuant to Sections 11.3(b)(ii)(A) or 11.9, if any, the amount due from Tenant to Landlord pursuant to Section 11.2(b)(iv), if any, and the refund of Rent in accordance with Section 3.2, and the provisions hereof which expressly survive termination of this Lease, and neither Landlord nor Tenant shall have any rights against the other except pursuant to such surviving provisions. Landlord acknowledges no payment is due from Tenant in connection with a termination of the Lease by Tenant pursuant to Sections 11.2(b)(i) or 11.2(b)(iii). This Section 11.2(b)(v) shall survive the expiration or earlier termination of this Lease.

      11.3 (a) In connection with obtaining the Approvals for the Initial Improvements, the construction of the Initial Improvements, and the maintenance of the Demised Premises throughout the Term, Landlord, at Landlord's sole cost and expense, shall do the following:

                  (i) subject to Section 11.9, cause all utilities to be available to the Land, in the locations, and meeting the criteria, set forth on Exhibit B annexed hereto and made a part hereof; and

                  (ii) subject to Section 11.9, pay all one time sewer application, connection and permit fees (but not review and engineering fees) for not more than 15,100 gallons per day of usage; and

                  (iii) subject to Section 11.9, construct all off-site
                        improvements in connection with the Route 10 and Parsippany Road driveways to the Demised Premises as required by the DOT Access Approval and otherwise as shown on Exhibit B ( but not any additional off-site improvements required by the County of Morris); and

                  (iv) subject to Section 11.9, remove from the Demised Premises and dispose of, off the Demised Premises, all Contamination on Lot 3 beyond NJDEP's most stringent clean up criteria for Hazardous Materials; and

                  (v) in addition to the above, perform the obligations set forth in Sections 11.3(b) and 11.3(c).

            (b) (i) (A) Landlord with due diligence and in good faith, shall attempt to obtain all required approvals ( "Landlord DEP Approvals") in connection with its obligations set forth in this Section 11.3(b), including, without limitation, an amendment of the NJDEP Landfill Closure Plan. Landlord shall use diligent efforts to obtain the required modifications to its major disruption of a landfill permit to allow consolidation of the landfill on the Parsippany Road portion of the Demised Premises so that Tenant may construct the Initial Improvements entirely outside the footprint of the relocated landfill. Landlord shall perform all work attendant to the approved disruption, including, without limitation, disposal off of the Demised Premises of any material or importation of any fill or cover material if necessary and will thereafter satisfy all permit conditions. Thereafter, throughout the Term, Landlord, at its sole cost and expense, shall be responsible for all location and re-location of wells, testing, maintenance, and reporting as necessitated by Legal Requirements and compliance with all permit conditions contained in the Major Disruption of Landfill Permit issued by NJDEP. Landlord, in order to comply with its obligations pursuant to this Section, shall be permitted access to the Demised Premises, exclusive of the Building, on three (3) business days notice to Tenant, without Tenant supervision. Landlord shall perform its obligations as set forth in this Section 11.3(b)(i)(A) at its sole cost and expense, provided, however, Tenant shall be responsible for the increase in the cost of the engineering, acquisition, permitting, and installation of a methane gathering and/or disbursement system which is different than the system contemplated in that certain report captioned Whippany Landfill Redevelopment Closure/Post-Closure Plan dated December, 2000 as prepared by Malcolm Pirnie, Inc. . Tenant acknowledges it is currently contemplating a system which is projected to exceed the cost of the originally contemplated system by approximately $100,000 to $200,000. Upon completion of the installation of the system Landlord shall present Tenant with evidence of the calculation of the amount due and amounts actually expended. Tenant shall pay immediately the amount requested, or so much thereof as Tenant agrees is due. If there is a dispute as to any portion of the amount Landlord claims it is due pursuant to this Section 11.3(b)(i)(A) the amount due Landlord shall be determined pursuant to Article 30.

                        (B) If, despite Landlord complying with Section 11.3(b)(i)(A), the DEP affirmatively denies Landlord's application for the Landlord DEP Approvals, either party may terminate this Lease by notice to the other. If the Landlord DEP Approvals are not received by August 31 , 2001, Tenant, at any time until the Landlord DEP Approvals are received, shall have the right to terminate this Lease by notice to Landlord. If this Lease is terminated by Tenant or Landlord pursuant to this Section 11.3(b)(i)(B) this Lease shall be without force or effect, except for the refund of Rent in accordance with Section 3.2, and the provisions hereof which expressly survive termination of this Lease, and neither Landlord nor Tenant shall have any rights against the other except pursuant to such surviving provisions.

                  (ii) (A) Landlord shall raise and grade the Land in accordance with Exhibit C annexed hereto and made a part hereof, and the Landlord DEP Approvals. Landlord shall do this work at Landlord's sole cost and expense, but for (y) a payment of $250,000, and (z) a payment equal to the lesser of (I) one-half the "Winter Premium Costs" (as defined in Section 11.3(b)(ii)(B)), and
(II) $125,000, each such payment being payable by Tenant to Landlord upon Landlord's completion of this work. Fill meeting the specifications set forth on Exhibit D annexed hereto and made a part hereof will be required to achieve these elevations. It is currently estimated that approximately 21,000 cubic yards of fill are required. Landlord shall be responsible to pay for the purchase of 21,000 cubic yards of fill. If additional fill meeting the required specifications is required for Landlord to perform its work, Tenant shall pay for same. Landlord shall be responsible for the removal and relocation onto other portions of the Demised Premises as shown on Exhibit C of all unsuitable fill within the footprint of the Building, and outside the footprint of the Building, but within sixty (60) feet thereof which, in Tenant's reasonable opinion, is unsuitable to support the Initial Improvements. Landlord, absent a request from Tenant, shall not commence such work. Landlord, subsequent to issuance of the Landlord DEP Approvals and upon Tenant's request, shall commence such work and prosecute same in good faith and with due diligence. If Landlord proceeds to prosecute such work at Tenant's request in accordance with this prior sentence, and Tenant or Landlord thereafter terminates this Lease pursuant to Section 11.2(b), Tenant promptly upon demand from Landlord together with reasonable documentary evidence, shall reimburse Landlord for the costs Landlord incurred in prosecuting such work including, without limitation, all of the Winter Premium Costs.

                        (B) Landlord and Tenant agree that, in all likelihood, if the work described in Section 11.3(b)(ii)(A) is performed in the winter certain costs ( collectively, the "Winter Premium Costs") will have to be incurred in order to prosecute the work in the cold weather. Accordingly, if Tenant requests Landlord to commence such work at any time between November 1, 2001 and February 28, 2002, Landlord shall be free to incur such Winter Premium Costs as good construction practice necessitates. Tenant shall be responsible for one-half such Winter Premium Costs, if any. Landlord shall advise Tenant of all Winter Premium Costs prior to incurring same. If there is a dispute as to which costs incurred by Landlord are Winter Premium Costs, or whether it was proper for Landlord to have incurred same, the dispute shall be determined pursuant to Article 30.

            (c) Landlord acknowledges that in connection with obtaining the Approvals, Tenant shall agree to the performance of certain "off-site and off-tract improvements" and the making of certain "off-site and off-tract contributions." In addition to Landlord's obligations set forth in Sections 11.3(a)(i)-(iv), inclusive, and 11.3(b), Landlord shall bear the first $250,000 of costs (collectively, "Off-Site Costs") attributable to any additional off-site and off-tract improvements and off-site and off-tract contributions including, without limitation, the costs of compliance with all obligations set forth in the relevant Developer's Agreement, but excluding any Off-Site Costs incurred in connection with those items set forth on Exhibit G , for which Landlord shall have no responsibility. Off-Site Costs include the costs of sidewalks located on the Demised Premises and adjacent to a public roadway, notwithstanding that such sidewalks are not actually "off-site". If the Off-Site Costs exceed $250,000, Tenant shall bear the next $250,000 thereof. If the Off-Site Costs exceed $500,000, Landlord and Tenant each shall pay one half ofall additional costs of off-site and off-tract improvements and contributions , pari passu. Landlord, promptly upon demand from Tenant together with reasonable documentary evidence, shall reimburse Tenant for Landlord's share of the Off-Site Costs. Tenant acknowledges Landlord has no obligation to dedicate any privately owned land to the Township. Notwithstanding the prior sentence, Tenant and Landlord agree that if Landlord dedicates privately owned land to the Township in connection with the receipt of the Approvals the value thereof will be included as an Off-Site Cost for purposes of this Section 11.3(c). Landlord and Tenant agree that for purposes of the prior sentence Landlord's land consisting of approximately 3 acres and which is adjacent to the Demised Premises ("Landlord's Tract"), if dedicated to the Township ( or alternative governmental body), has a total value of $575,000. Upon contribution of such land to the Township ( or alternative governmental body) Landlord will be deemed to have made the payment of an Off-Site Cost in the amount of $575,000, less the cash or cash equivalent consideration, if any, received by Landlord from the Township ( or alternative governmental body) for such conveyance, and Tenant shall pay to Landlord Tenant's share of such Off-Site Cost.

            (d) (i) Landlord and Tenant shall work together so that the responsibilities of Landlord pursuant to this Article 11 are performed in a logical sequence, and in coordination with Tenant's activities, and are completed as soon as is practicable. Notwithstanding the prior sentence, however, if Landlord shall fail to complete any of its obligations as set forth in Section 11.3(a)(iv) or 11.3(b)(ii), within twenty (20) weeks of Tenant requesting Landlord to commence same, or Landlord being obligated to commence same, Tenant may, but need not, enter the Demised Premises and diligently perform and complete any such obligation, in which event Landlord shall reimburse Tenant within ten (10) days of demand for any reasonable cost or expense incurred by Tenant or its designee therefor, including, without limitation, all incidental costs and expenses (including reasonable attorneys' fees) in connection therewith and, in addition thereto, regardless of whether Landlord or Tenant completes such obligations, Tenant shall receive one day of abatement of both Fixed Annual Rent and Additional Rent for each day of delay suffered due to Landlord's failure to timely finish its work as aforesaid.

                  (ii) (A) Landlord shall secure its obligations as set forth in this Section 11.3 by depositing into escrow with, at Landlord's election, either Citibank, N.A. or Chase Manhattan Bank, N.A. or their respective successors ("Escrow Agent") the sum of One Million Two Hundred Fifty Thousand ($1,250,000) Dollars. Such deposit shall be made within ten (10) days of a request by Tenant that Landlord commence the work described in Section

11.3(b)(ii)(A). The terms of the escrow agreement shall be subject to the reasonable approval of Landlord and Tenant. However, the escrow agreement shall provide that if Tenant makes a demand on Landlord for reimbursement pursuant to
Section 11.3(d)(i) and Landlord fails to make such reimbursement on a timely basis Tenant may make a demand on Escrow Agent for reimbursement of such amount, and that Tenant may make such demands on Escrow Agent from time to time as Tenant elects, provided any such demand will be made within one (1) year of Tenant's demand on Landlord pursuant to Section 11.3(d)(i). The escrow agreement also shall provide that as Landlord prosecutes the work described in Sections 11.3(a)(i) to (iv), inclusive and 11.3(b)(ii)(A) Landlord may make a demand on the Escrow Agent for reimbursement of amounts expended by Landlord, and the Escrow Agent shall disburse such amounts from time to time in the nature of a construction loan as the work progresses. Landlord acknowledges that no disbursements shall be made to Landlord form the escrow account for work Landlord has performed if, at the time of Landlord's request for reimbursement, the remaining amount of escrowed funds is less than the amount of money required to complete Landlord's obligations as set foth in this Section 11.3. The amount of the escrowed funds is not a limit on the amount Landlord is obligated to spend to fulfill its obligations as set forth in this Article 11.

                        (B) Upon Tenant's acknowledgment of the completion of Landlord's obligations as set forth in this Section 11.3 any remaining balance of escrowed funds which has not been previously demanded by Tenant shall be returned to Landlord. Any previously demanded balance which is in dispute shall be held and ultimately delivered in accordance with the dispute resolution provisions of the escrow agreement. Landlord, at any time, may demand Tenant acknowledge that Landlord has completed its obligations under Section 11.3 and Tenant shall respond promptly and reasonably. If Tenant and Landlord cannot agree as to whether Landlord has completed such obligations the issue may be submitted by either party to arbitration in accordance with Article 30.

            (e) Tenant shall have the right to approve any third-party contractor to be utilized by Landlord in the performance of any of its work described in this Section 11.3, such approval not to be unreasonably withheld or delayed. Landlord shall submit the name of each proposed contractor, together with reasonable biographical and (if appropriate) financial information to Tenant. Tenant shall have fifteen (15) days to approve or disapprove such contractor, and, in the case of disapproval, explain to Landlord the basis of such disapproval. If Tenant does not respond within said fifteen (15) day period Tenant will be deemed to have approved Landlord's request.

      11.4 From and after the Commencement Date Tenant shall have the right to come upon the Demised Premises to perform such tests as it believes appropriate in connection with studying the Land and planning for the design and construction of the Initial Improvements, including, without limitation, environmental, soil and geotechnical testing.

      11.5 Promptly after the Approvals Date and subject to Tenant's rights pursuant to Article 11, Tenant, at Tenant's sole cost and expense, with due diligence and in good faith, shall attempt to negotiate an acceptable Developer's Agreement and to satisfy the conditions specified in the resolution adopted by the Planning Board memorializing its approval of the Application. Upon execution and delivery of an acceptable Developer's Agreement and receipt of all

Approvals, Tenant shall commence construction of the Initial Improvements and shall thereafter, with due diligence and in good faith, prosecute such construction to completion. Tenant's costs shall include, without limitation, any required COAH fee.

      11.6. Tenant covenants and agrees that construction of the Initial Improvements, as well as any repairs, restorations, building, rebuilding, Alterations and other work which Tenant shall be required or permitted to do under the provisions of this Lease (collectively called "Tenant's Work"), shall be performed in accordance with all Legal Requirements, Insurance Requirements, plans and specifications submitted therefor and approved in any case when approval thereof is required, and all of the other provisions of this Lease.

      11.7. No Tenant's Work shall be commenced unless all required municipal and other governmental permits, authorizations and approvals (collectively, the "Approvals") required for the work then being done, including, without limitation, from the DEP, Morris County Planning Board, Morris County Soil Conservation District, Morris County Mosquito Commission, and Hanover Township, shall have been obtained by Tenant. Tenant, with due diligence and in good faith, shall attempt to obtain same. Landlord shall, upon the written request of Tenant, execute any documents reasonably necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided and upon condition that same shall be without cost, liability or expense to Landlord.

      11.8. During the progress of any work Tenant is required or permitted to do under the provisions of this Lease, Tenant or its designee may bring, keep and store on the Demised Premises all necessary materials, supplies, equipment and tools.

      11.9. Landlord shall commence, and thereafter prosecute, the work described in Section 11.3(a)(i)-(iv), inclusive, with due diligence and in good faith promptly after Tenant no longer has a termination right pursuant to this
Article 11. Other than at Tenant's request, Landlord need not commence or prosecute the described work while Tenant has a termination right pursuant to this Article 11. If at any time prior to Landlord being obligated to commence and prosecute such work Tenant requests Landlord to do so, Landlord shall do so in good faith and with due diligence. If Tenant or Landlord thereafter terminates this Lease pursuant to Section 11, Tenant, promptly upon demand from Landlord together with reasonable documentary evidence, shall reimburse Landlord for the costs Landlord incurred in prosecuting such work. This Section 11.9 shall survive the expiration or earlier termination of this Lease.

      11.10 (a) If Tenant delivers a notice to Landlord to terminate this Lease pursuant to Section 11.2(b)(iv) Landlord may, but need not, seek to obtain whatever Approval or Approvals which Tenant has failed to obtain. If Landlord makes such election it shall notify Tenant of same within ten (10) days of delivery to Landlord of Tenant's termination notice. Failure to deliver such notice shall cause Tenant's termination notice to be effective. If Landlord makes such election it shall proceed with due diligence and in good faith to obtain such Approval or Approvals. If Landlord obtains such Approval or Approvals prior to the later of (i) December 31, 2001, and (ii) the three month anniversary of the date of Tenant's termination notice, this Lease shall remain in full force and effect, the $1,000,000 delivered by Tenant to Landlord\ pursuant to Section 11.2(b)(iv) shall be returned to Tenant within ten (10) days of Landlord obtaining the Approvals with interest thereon at the rate of eight (8%) per cent per annum from the date of delivery of the money to Landlord to the date of return to Tenant, and Tenant shall not be obligated to reimburse Landlord for any out of pocket expenses pursuant to Section 11.2(b)(ii), but Tenant shall reimburse Landlord for all costs reasonably incurred in obtaining the Approval or Approvals. However, if Landlord has not obtained the Approval or Approvals by the later of (i) December 31, 2001, and (ii) the three month anniversary of the date of Tenant's termination notice, this Lease shall terminate immediately and be without force or effect except for the amount due from Tenant to Landlord pursuant to Sections 11.3(b)(ii)(A) or 11.9, if any, the amount due from Tenant to Landlord pursuant to Section 11.2(b)(iv), and the refund of Rent in accordance with Section 3.2, and the provisions hereof which expressly survive termination of this Lease, and neither Landlord nor Tenant shall have any rights against the other except pursuant to such surviving provisions.

            (b) Section 34.10 shall be of no force or effect subsequent to Tenant's delivery of a termination notice. Tenant shall be free to pursue alternative locations to the Demised Premises during the period Landlord is working to obtain the needed Approval or Approvals, provided, however, that if Landlord is successful in obtaining the needed Approval or Approvals this Lease shall remain in full force and effect in accordance with Section 11.10(a) regardless of any transactions into which Tenant enters.

      11.11 Tenant, except to the extent required by governing securities laws or regulations, shall not issue any press release concerning the execution of this Lease or its construction of the Initial Improvements at the Demised Premises until such time as Tenant no longer has a right to terminate this Lease pursuant to this Article 11.

                             ARTICLE 12 - INSURANCE

      12.1. Tenant shall maintain or cause to be maintained the following insurance:

            (a) broad form boiler and machinery insurance with limits for each accident in an amount not less than the full replacement cost of all boiler, pressure vessels, heating, ventilating and air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant;

            (b) commercial general liability insurance against claims occurring in or upon the Demised Premises for bodily injury (including death), personal injury, products and completed operations, blanket contractual liability, owner's and contractor's protective liability, non-owned automobile liability and property damage in limits of not less that $5,000,000 per occurrence. The general liability limit may be lower than $5,000,000 as long as the combined general liability and umbrella liability insurance limits total $25,000,000 on an occurrence basis;

            (c) umbrella liability insurance in an amount not less that $20,000,000 per occurrence in excess of the general liability and employer's liability limits;

            (d) workers' compensation insurance sufficient to meet all statutory requirements and employer's liability insurance covering accident, injury, illness or death of an employee of the Tenant;

            (e) during any period of construction on the Building by Tenant, builder's risk insurance ( completed value form) insuring perils covered by the loss-special form (all risk, extended coverage) shall be purchased for the replacement value of the Alteration when the work is not insured under Tenant's property insurance policy;

            (f) insurance covering the Demised Premises against loss or damage by fire, such risks as are customarily included in all risk coverage endorsements and vandalism and malicious mischief, in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements and in a policy or policies that provide payment of full replacement value without deduction for depreciation, if such one hundred percent (100%) coverage is available from any responsible insurance company of recognized responsibility licensed or authorized to do business in the State of New Jersey, but in any event in amount not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies; and

            (g) rent, or use and occupancy or rental value insurance (which may be maintained as part of business interruption coverage) in an amount at least sufficient to meet the payments for one (1) year of the Fixed Rent provided for in Article 3 and the Impositions provided for in Article 5, the proceeds of which insurance shall be payable directly to Landlord from the insurance carrier, a copy of which policies shall be delivered to and held by Landlord.

      12.2. The policies of insurance (except workmen's compensation) to be maintained by Tenant under the provisions of this Lease shall name as the insureds Landlord and Tenant as their respective interests may appear, and at Landlord's request in respect of any specific policy or policies shall name each Fee Mortgagee as an additional insured (under a standard non-contributing mortgagee clause attached to such policy or policies whenever applicable). Tenant shall deliver to Landlord, and each Fee Mortgagee if named as an insured thereunder, such fully paid-for policies (or certificates thereof) at least ten
(10) days before the Commencement Date. Such policies shall be issued by responsible companies of recognized responsibility licensed to do business in the State of New Jersey. Such policies shall contain a provision whereby the same cannot be canceled unless Landlord, and any Fee Mortgagee if named as an insured thereunder, are given at least thirty (30) days' prior written notice of such cancellation. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord, and any Fee Mortgagee if named as an insured thereunder, such renewal policies (or certificates thereof) at least thirty (30) days before the expiration of any existing policy. Coverage may be maintained as part of blanket, multi-property policies, as long as the same shall not adversely affect the coverage required herein.

      12.3. Tenant shall cause any insurance policy in respect of loss or damage to the Demised Premises to provide that any loss (a) shall be adjusted by Tenant and Landlord jointly, each acting reasonably, and (b) except as set forth in
Section 12.1(g), shall be paid directly to Tenant.

      12.4. In respect of any real, personal or other property located in, at or upon the Demised Premises, and in respect of the Demised Premises itself, Tenant hereby releases Landlord from any and all liability or responsibility to Tenant or anyone claiming by, through or under Tenant, by way of subrogation or otherwise, for any loss or damage caused by fire or any other casualty whether or not such fire or other casualty shall have been caused by the fault or negligence of Landlord or anyone for whom Landlord may be responsible. Tenant shall require its insurance carriers to include in Tenant's policies a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord.

      12.5. Tenant shall not carry separate or additional insurance, concurrent in form or contributing in the event of any loss with any insurance required to be maintained by Tenant under this Lease, unless such separate or additional insurance shall comply with and conform to all of the provisions and conditions of this Article 12. Tenant shall promptly give notice to Landlord, and each Fee Mortgagee and Leasehold Mortgagee if named as an insured, of such separate or additional insurance and shall promptly deliver to Landlord, and each Fee Mortgagee and Leasehold Mortgagee, if named as an insured, such fully paid-for policy (or a certificate thereof).

      12.6. (a) All insurance provided for in Section 12.1 shall be effected under standard form policies issued by insurers of recognized responsibility, permitted and licensed to do business in the State of New Jersey, rated in Best's Insurance Guide, or any successor thereto (or, if there be none, an organization having a similar function and national reputation) as having a general policyholder rating of at least "A" and a financial rating of at least "XIII".

            (b) Tenant, upon written request of Landlord, but no more often then once every two (2) years, shall obtain and deliver to Landlord, within fifteen
(15) days of such request, a written certification form Tenant's insurer or independent insurance agent to the effect that the insurance policies then being maintained by Tenant comply in all material respects with the requirements of this Article 12.

      12.7 (a) Landlord shall obtain and maintain, or cause to be maintained, throughout the Term the following insurance with companies and in form meeting the requirements of Section 12.6:

                  (i) insurance in the form of the sample policy annexed hereto as Exhibit F and made a part hereof, inclusive of coverages A-L, inclusive, as set forth therein, such policy to be non-cancelable without prior notice to Tenant . Landlord acknowledges that the initial premium due shall cause the insurance to be in place for twenty years. Landlord shall pay the premium or premiums required prior to such premium or premiums being due so that such policy continues in full force and effect throughout the Term. Landlord shall also pay to Tenant from time-to - time, within ten (10) days of demand therefor, the amount of any deductible which reduces the amount of proceeds which would otherwise be payable pursuant to such policy. If Landlord fails to cause the premium or premiums required to be paid to cause such policy to be maintained throughout the Term Tenant, immediately upon receipt of a notice of non-payment either from Landlord or the insurance company, without notice to Landlord, may make such payment or payments to the insurance company (or other appropriate payee) and deduct the amount of any such payment or payments from next payments of Fixed Rent due until Tenant has been reimbursed for the full amount of such payment or payments together with interest thereon at the Late Payment Rate from the date advanced by Tenant until the date on which Tenant reduces Fixed Rent then payable, due to the making of such payment or payments by Tenant. Similarly, if Landlord does not reimburse Tenant for the amount of any deductible demanded Tenant may deduct the amount of any such deductible from next payments of Fixed Rent due, until Tenant has been reimbursed for the full amount of such deductible together with interest thereon at the Late Payment Rate from the date such deductible was due from Landlord until the date on which Tenant reduces Fixed Rent then payable, due to Landlord's failure to timely make such payment to Tenant. If any amount due Tenant hereunder exceeds the remaining Fixed Rent payable pursuant to this Lease, Landlord's obligation to Tenant shall survive the expiration or earlier termination of this Lease.

                  (ii) commercial general liability insurance against claims occurring in or upon the Demised Premises for bodily injury (including death), personal injury, products and completed operations, blanket contractual liability, owner's and contractor's protective liability, non-owned automobile liability and property damage in limits of not less that $5,000,000 per occurrence.

                  (iii) until the occurrence of the Rent Commencement Date, umbrella liability insurance in an amount not less that $20,000,000 per occurrence in excess of the general liability limits.

            (b) The Landlord shall cause the Tenant to be named as an additional insured on the aforesaid policies (or a co-insured where specified), which will be the obligation of the Landlord to pay any and all premiums and maintain said coverages during the Term. Any deductible in any of the aforesaid policies shall be the responsibility of the Landlord to pay, including any and all claims made by the Tenant under said policies.

                       ARTICLE 13 - DAMAGE OR DESTRUCTION

      13.1. (a) If the Demised Premises shall be damaged or destroyed by fire or other cause, whether or not covered by insurance, Tenant, at its sole cost and expense, shall proceed with reasonable diligence (subject to a reasonable time allowance for the purpose of adjusting such loss) to repair, restore, replace or rebuild the Improvements in a manner as nearly as reasonably possible to the Improvements value, condition, and character immediately prior to such damage or destruction, subject to such Alterations as Tenant may elect to make in compliance with Article 10 hereof, and subject to any impositions or limitations imposed by any then existing Legal Requirement. If Tenant repairs, restores, replaces or rebuilds the Improvements, all insurance proceeds, subject to
Section 13.5 hereof, shall be paid to, and be the sole property of, Tenant. However if such damage or destruction occurs within thirty (30) months of the end of the Term Tenant, within ninety (90) days of such event, may elect to terminate this Lease by notice to Landlord, which notice shall specify a termination date for this Lease which shall be no less than sixty (60) days and no more than one hundred eighty (180) days from the date of the delivery of such notice, in which event this Lease shall expire on such date as if it was the stated Expiration Date set forth herein. In such event, Tenant shall have no repair, restoration, replacement, or rebuilding obligation, but all insurance proceeds shall be paid to, and be the sole property of, Landlord and Tenant shall pay to Landlord the amount of any applicable deductible.

      13.2. Except as expressly provided herein to the contrary, the provisions of this Lease shall be unaffected by any damage or destruction by fire or other cause, whether or not covered by insurance, and Tenant shall remain and continue to be liable throughout the Term for the payment of all Fixed Annual Rent, Additional Rent and other charges payable by Tenant hereunder. Tenant shall not be entitled to any abatement, allowance, reduction or suspension of Rent because part or all of the Demised Premises shall be untenantable owing to the partial or total destruction thereof, provided, however, Landlord shall credit against any Rent obligation payable by Tenant to Landlord hereunder the amount of any proceeds of the insurance carried by Tenant pursuant to Section 12.1(g) hereof paid to Landlord.

      13.3. Landlord and Tenant shall cooperate with each other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of, any insurance proceeds that may be due in the event of any loss, and each party will execute, acknowledge and deliver to the other such instruments as may be required to facilitate the recovery of any insurance proceeds. This Section 13.3 shall survive the Expiration Date or earlier termination of this Lease.

      13.4. Tenant shall give prompt notice to Landlord of all fires and other occurrences in, on or about the Demised Premises which result in any personal injury or death or in any damage or destruction to the Demised Premises or any part thereof.

      13.5. Absent the occurrence and then continuance of an Event of Default, if the amount of the relevant insurance proceeds referenced in Section 13.1 is less than One Million Dollars ($1,000,000) such amount shall be paid directly to Tenant. If the insurance proceeds exceed that amount, or there is a then existing uncured Event of Default, such proceeds, at Landlord's option, shall be paid directly to Tenant or shall be delivered in trust to, at Landlord's election, either Citibank, N.A. or Chase Manhattan Bank, N.A. or their respective successors. Such proceeds shall be disbursed by such institution to Tenant from time to time in the nature of a construction loan as the repair, restoration, replacement or rebuilding of the Improvements by Tenant progresses. All proceeds held by such institution shall be held in an interest bearing account or accounts as selected by Tenant. All interest earned shall be Tenant's sole property and shall be disbursed to Tenant simultaneously with the final disbursement of proceeds to Tenant. Any and all costs incurred in connection with the procedure set forth in this Section 13.5 shall be Landlord's sole responsibility including, without limitation, any fees charged by the financial institution which holds and disburses the proceeds, any fees of such institution's counsel, and any fees of any architects, engineers, or other consultants used by such institution in monitoring the construction of Tenant's progress and in determining the appropriateness of any construction draws, and any title charges or premiums. Any proceeds which remain after the completion of the repair, restoration, replacement or rebuilding of the Improvements by Tenant shall be disbursed to, and be the sole property of, the Tenant. The existence of a then continuing Event of Default shall entitle Landlord to elect to utilize a financial institution as a disbursement agent in accordance with this Section, but shall not afford Landlord any rights in the relevant insurance proceeds Landlord would not otherwise have pursuant to the terms of this Lease other than this

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

Section 13.5, or entitle Landlord to object to the disbursement of the relevant insurance proceeds to Tenant in accordance with this Section.

                            ARTICLE 14 - CONDEMNATION

      14.1. (a) If all or substantially all of the Demised Premises shall be taken during the initial Term by exercise of the right of condemnation or eminent domain, or by agreement between Landlord and those authorized to exercise such right (either of which being herein called a "Taking"), (a) this Lease shall terminate on the date of vesting of title under such Taking, (b) the Fixed Annual Rent and Additional Rent payable by Tenant hereunder shall be apportioned and paid to the date of vesting of title under such Taking (including, without limitation, if appropriate, reimbursement of the first month's Fixed Annual Rent), and (c) the total award or payment made in respect of the Demised Premises shall be paid to Landlord to be apportioned as hereinafter provided. For the purposes of this Article 14, substantially all of the Demised Premises shall be deemed to have been taken if the untaken portion of the Demised Premises, in Tenant's reasonable opinion, cannot be economically used for a building with a footprint of at least 250,000 square feet; or if ingress and egress to and from the Demised Premises, in Tenant's reasonable opinion, has been materially impaired. The net award or payment, after reimbursement out of such amounts for any costs and expenses reasonably incurred by either party (excluding each party's attorney's fees, for which that party shall be solely responsible) for obtaining same, shall be divided between Landlord and Tenant as follows: (i) Landlord shall first be entitled to the then fair market value of the Land as encumbered by this Lease or, if a separate award is made for the Land, Landlord shall be entitled to such separate award and (ii) Tenant shall be entitled to "Tenant's Fraction" (as defined in this Section 14.1), and Landlord shall be entitled to "Landlord's Fraction" (as defined in this Section 14.1), of the remaining funds, if any. Tenant's Fraction shall equal a fraction the numerator of which is the number of years (including partial years) remaining in the initial Term and the denominator of which is thirty (30). Landlord's Fraction shall equal a fraction the numerator of which is the number of years (including partial years) which have passed since the Rent Commencement Date, and the denominator of which is thirty (30). Additionally, Tenant shall have the right to any separate award which does not reduce any amount otherwise available to Landlord, for (x) any damage to Tenant's business, or Tenant's personal property, (y) any moving or business disruption costs Tenant incurs; or (z) any other separate award Tenant can receive.

            (b) If all or substantially all of the Demised Premises shall be taken during the Extension Term by exercise of the right of condemnation or eminent domain, or by agreement between Landlord and those authorized to exercise such right (either of which being herein called a "Taking"), (a) this Lease shall terminate on the date of vesting of title under such Taking, (b) the Fixed Annual Rent and Additional Rent payable by Tenant hereunder shall be apportioned and paid to the date of vesting of title under such Taking, and (c) the total award or payment made in respect of the Demised Premises shall be paid to Landlord. Tenant hereby assigns any right it may have to any such award, provided, however, Tenant shall have the right to any separate award which does not reduce any amount otherwise available to Landlord, for (x) any damage to Tenant's business, or Tenant's personal property, (y) any moving or business disruption costs Tenant incurs; or (z) any other separate award Tenant can receive.

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

      14.2. In the event of a Taking of less than substantially all of the Demised Premises during the initial or Extension Term, the net award or payment, if any, shall be paid to Tenant, excepting only that Landlord shall be entitled to compensation in respect of the impact of the condemnation on the reversionary interest of Landlord, if any. If the net award or payment exceeds One Million ($1,000,000) Dollars, or there is a then continuing Event of Default, Landlord may opt to have the net award or payment paid directly to Tenant or to a financial institution meeting the requirements set forth in Section 13.5, to be disbursed to Tenant as restoration progresses, in the manner set forth in
Section 13.5. Tenant, at Tenant's sole cost and expense, shall restore the Improvements to the condition existing prior to such Taking, or as close thereto as is reasonably practicable under the circumstances, subject to such Alterations as Tenant may elect to make in compliance with Article 10 hereof, and subject to any impositions or limitations imposed by any then existing Legal Requirement. Other than in respect of the impact on the reversionary interest of Landlord, if any, Landlord is not entitled to any compensation because Rent will continue unabated. Tenant shall not be entitled to any abatement, allowance, reduction or suspension of Rent because part or all of the Demised Premises shall be untenantable owing to the partial or total taking thereof, provided, however, Landlord shall credit against any Rent obligation payable by Tenant to Landlord hereunder the amount of any proceeds of the insurance carried by Tenant pursuant to Section 12.1(g) hereof paid to Landlord.

      14.3. Subject to the provisions of Section 14.2, in the event of a Taking of less than substantially all of the Demised Premises, this Lease shall continue unaffected.

      14.4. Any dispute arising under this Article, including, without limitation, any dispute as to the fair market value of the Land maybe submitted to arbitration in accordance with the provisions of Section 30.1.

      14.5. In the event of a Taking of all or any part of Tenant's interest under this Lease during the Term for temporary use or occupancy, (a) this Lease shall not terminate by reason thereof, (b) Tenant shall continue to pay, in the manner and at the time herein specified, the full amount of the Fixed Annual Rent and Additional Rent payable by Tenant hereunder, (c) except to the extent that Tenant may be prevented from so doing pursuant to the terms of any order of the condemning authority, Tenant shall perform and observe all of the other obligations of Tenant hereunder as though such Taking had not occurred, and (d) Tenant shall be entitled, subject to the following provisions, to the entire amount of any award or payment made for such Taking, whether paid by way of damages, rent or otherwise, to be disbursed to Tenant as set forth in Section
14.2. If such period of temporary use or occupancy shall extend beyond the expiration of the Term, Landlord shall be entitled to receive and retain the amount of the net award or payment attributable to the period of time subsequent to the expiration of the Term. Upon the termination of any such period of temporary use or occupancy during the Term, Tenant, at Tenant's sole cost and expense, shall restore the Demised Premises to the condition existing immediately before such Taking.

             ARTICLE 15 - LANDLORD'S RIGHT TO CURE TENANT'S DEFAULTS

      15.1. If Tenant shall at any time fail to make any payment or perform any other obligation of Tenant hereunder, and such failure shall constitute an Event of Default, then

Landlord shall have the right, but not the obligation, and without waiving or releasing Tenant from any obligations of Tenant hereunder, to make such payment or perform such other obligation of Tenant in such manner and to such extent as Landlord shall deem necessary, and in exercising any such right, to pay any reasonable incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys' fees. Tenant shall pay to Landlord upon demand as Additional Rent all sums so paid by Landlord and all incidental costs and expenses of Landlord in connection therewith, together with interest thereon at the Late Payment Rate. If Landlord, pursuant to this paragraph, needs to enter upon the Demised Premises or perform work at the Demised Premises the provisions of Section 8.2 relevant to Landlord entering upon the Demised Premises and performing work shall govern Landlord's rights and obligations pursuant to this paragraph.

           ARTICLE 16 - CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS

      16.1. If at any time prior to or during the Term any one or more of the following events (each of which being called an "Event of Default") shall occur:

                  (a) if Tenant shall make an assignment for the benefit of its creditors, admit in writing its inability to pay its debts as they become due or file in any court, pursuant to any statute of the United States or of any state, any petition in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding;

                  (b) if any petition shall be filed against Tenant in any court, pursuant to any statute of the United States or of any state or other jurisdiction, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such person shall thereafter be adjudicated a bankrupt, or such petition shall be approved by the court, or the court shall assume jurisdiction of the subject matter, and if any such proceeding shall not be dismissed within one hundred eighty (180) days after the institution thereof;

                  (c) if in any proceeding a receiver or trustee shall be appointed for all or any portion of the property of Tenant, and such receivership or trusteeship shall not be vacated or set aside within one hundred eighty (180) days after the appointment of such receiver or trustee;

                  (d) if Tenant shall assign, mortgage or encumber this Lease, or sublet the whole or any part of the Demised Premises, other than as expressly permitted hereunder;

                  (e) if Tenant shall fail to pay when due any Fixed Annual Rent, or, after being invoiced, any Additional Rent or any other charge payable by Tenant hereunder, and such failure shall continue for fifteen (15) days after notice thereof from Landlord to Tenant; or

                  (f) if Tenant shall fail to perform or observe any other material obligation on the part of Tenant to be performed or observed, and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant, or in any case where the non-performance or non-observance cannot with due diligence be cured within a period of thirty (30) days, if Tenant shall not commence within such thirty (30) day period and thereafter, with due diligence and in good faith, prosecute to completion all action required to remedy same;

then any time during the continuance of an Event of Default (whether prior to or during the Term), and prior to Tenant tendering cure of such Event of Default, in addition to any other rights Landlord may have at law or in equity for Tenant's default, Landlord shall have the right to give to Tenant notice (herein called "Notice of Termination") terminating this Lease on the date specified therefor in such Notice of Termination, which date shall be not less than thirty
(30) days after the date on which such Notice of Termination shall have been given, and at midnight of the date so designated therefor this Lease and all of the right, title and interest of Tenant hereunder shall wholly cease and terminate in the same manner and with the same force and effect as if said date were the date originally specified herein for the expiration of the Term, without any right on the part of Tenant to prevent the forfeiture by curing any default hereunder, and if Tenant shall have taken possession of the Demised Premises prior to said date Tenant shall then quit and surrender the Demised Premises to Landlord, but in any event Tenant shall remain liable as hereinafter provided.

      16.2. Upon the occurrence of an Event of Default, or if this Lease shall terminate as provided in this Article 16, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The words "reenter" and "reentry" as used herein are not restricted to their technical legal meaning. If this Lease is terminated under the provisions of Section 16.1, or if Landlord shall re-enter the Demised Premises under the provisions of this Section 16.2, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in this Article below.

      16.3. If this Lease shall terminate under the provisions of Section 16.1, or if Landlord shall re-enter the Demised Premises under the provisions of
Section 16.2, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under this Article 16 as set forth below or pursuant to law.

      16.4. (a) If this Lease is terminated under the provisions of Section 16.1, or if Landlord shall re-enter the Demised Premises under the provisions of
Section 16.2, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Rent to Landlord, at the election of Landlord, the amount set forth in subparagraph (i) or (ii):

                  (i) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the sum of: (A) the then net present value, discounted at a per annum rate equal to the rate then paid on U.S. Treasuries with a ten (10) year maturity ("Discounted Rate"), of the excess, if any, of (I) the aggregate amount of the Fixed Rent and Additional Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Rent to be the same as were the average monthly Additional Rent payable for the year, or if less than 365 days have then elapsed since the Rent Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (II) the aggregate fair market rental value of the Demised Premises for the same period, and (B) if Tenant shall not have performed any obligation Tenant, at the time of the termination, is then obligated to perform pursuant to Articles 13, 14, or 19 hereof, the amounts reasonably required to perform such obligations; or

                  (ii) the sum of: (A) the Fixed Rent and the Additional Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting applicable to the period that should otherwise have constituted the Term of this Lease, after deduction for Landlord's expenses of altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, or other expenses, such expenses to be allocated on a straight line basis over the life of the relevant lease, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (ii) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord, and (B) if Tenant shall not have performed any obligation Tenant, at the time of the termination, is then obligated to perform pursuant to Articles 13, 14, or 19 hereof, the amounts reasonably required to perform such obligations. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

                  Landlord acknowledges that during the initial Term Tenant is only paying Rent on the value of the Land, but that subsequent to an Event of Default by Tenant, if Landlord re-leases the Demised Premises for all or a portion of the initial Term (as well as during the Extension Term), Landlord will be receiving Rent on the value of the Improvements and Land. Accordingly, during the initial Term, unless the then rental value of the Improvements and Land is less than the Rent paid hereunder for just the Land and the other amounts due and unpaid to Landlord by reason of Tenant's default, no damages will be due to Landlord pursuant to this Section 16.4 except, potentially, those described in Sections 16.4(a)(i)(B) or 16.4(a)(ii)(B).

            (c) If the Demised Premises or any part thereof should be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall employ reasonable efforts to re-let the Demised Premises and to mitigate its damages.

      16.5. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Section 16.1, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 16.4.

      16.6 Landlord may restrain any breach or threatened breach of any of Tenant's obligations hereunder, but the mention herein of any particular remedy shall not preclude Landlord from any other remedy it might have either in law or in equity. The failure of Landlord to insist upon the strict performance of any one of Tenant's obligations hereunder or to exercise any right, remedy or election herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future for such obligation, right, remedy or election, but the same shall continue and remain in full force and effect. Any right or remedy of Landlord in this Lease specified and any other right or remedy that Landlord may have at law, in equity or otherwise upon breach of any of Tenant' obligations hereunder shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. The consent of Landlord to any act or matter shall apply only with respect to the particular act or matter to which such consent is given and shall not relieve Tenant from the obligation wherever required under this Lease to obtain the consent of Landlord to any other act or matter.

      16.7 No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of the keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Demised Premises. In the event Tenant at any time desires to have Landlord sublet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

      16.8 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation of the provisions of this Lease, from having all of the force and effect of an original violation of the provisions of this Lease. The receipt by Landlord of Fixed Rent or any other item of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or other item of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or other item of Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or other item of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or other item of Rent or to pursue any other remedy provided in this Lease.

                         ARTICLE 17 - WAIVER OF TRIAL BY
                         JURY/NO WAIVER OF COUNTERCLAIM

      17.1. (a) Tenant hereby waives all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the Demised Premises and the use and occupancy thereof, and any claim of injury or damages.

            (b) Tenant may assert or interpose any legally compulsory counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Demised Premises or to enforce any rights hereunder, including, without limitation, any counterclaim which must be raised due to the so-called "entire controversy" doctrine .

                          ARTICLE 18 - QUIET ENJOYMENT

      18.1. Tenant, upon paying the Fixed Rent and Additional Rent payable by Tenant hereunder, and performing and observing all of the other obligations of Tenant hereunder, shall and may peaceably hold and enjoy the Demised Premises during the Term, without any interruption or disturbance subject, however, to the provisions of this Lease.

            ARTICLE 19 - SURRENDER OF PREMISES AND TITLE TO PROPERTY

      19.1. Title to the Improvements shall remain in Tenant until the expiration of the Term or earlier termination of the Lease, subject, nevertheless to the terms and conditions of this Lease, at which time title thereto, including without limitation to all Alterations, shall automatically vest in Landlord. Tenant agrees to execute and deliver to Landlord such quit claim deeds, quit claim assignments or other instruments of quit claim conveyance (collectively, the "Instruments of Conveyance") as Landlord reasonably may deem necessary to evidence such transfer of title to Landlord, together with, to the extent assignable, whatever warranties, guaranties, performance bonds, or similar items relating to such Improvements which then exist. The Instruments of Conveyance shall include an assignment by Tenant of all of Tenant's right, title and interest as Landlord in and to all subleases affecting the Demised Premises if so requested by Landlord.

      19.2. Tenant shall, upon the expiration or earlier termination of this Lease for any reason whatsoever, surrender the Demised Premises to Landlord broom clean and in compliance with Tenant's express obligations set forth herein.

      19.3. Title to all personal property of Tenant shall remain in Tenant and upon expiration of the Term Tenant may, but need not, remove such personal property. If Tenant elects to remove same Tenant shall promptly repair any resultant damage to the Demised Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease .

      19.4. Any personal property of Tenant which shall remain in, at or upon the Demised Premises for the period of sixty (60) days after the expiration or earlier termination of this Lease may, at the option of Landlord, be retained by Landlord as its sole property or disposed of by Landlord in such manner as Landlord may see fit, without accountability therefor. However, Landlord shall also have the right, by written notice to Tenant, to require Tenant to remove Tenant's personal property at any such time at Tenant's own cost and expense. From and after the termination of the Lease, Landlord shall not be responsible for any loss or damage to any of Tenant's property. This Article 19 shall survive the expiration or earlier termination of the Lease.

                            ARTICLE 20 - HOLDING OVER

      20.1. Tenant acknowledges that this Section 20.1 in no way abrogates Tenant's obligation to deliver possession of the Demised Premises to Landlord in accordance with the terms hereof on the Expiration Date or earlier termination of this Lease. Should Tenant nonetheless hold over in possession after the expiration or earlier termination of this Lease , such holding over shall not be deemed to extend the Term or renew this Lease, and Landlord shall have all of its rights at law and in equity to cause Tenant to be removed from the Demised Premises by summary dispossess action or otherwise; but until such removal is effectuated the tenancy thereafter shall be deemed to continue as a tenancy from month to month at the sufferance of Landlord pursuant to the provisions herein contained and, as Landlord's sole and exclusive benefit for such holding over, at 150% of the Fixed Annual Rent in effect immediately preceding the expiration of the Term for the first six (6) months Tenant holds over, and 200% thereafter plus, in either case, all Additional Rent due hereunder. In no event shall Tenant be liable for damages for such holding over, except for the payment of Rent in the amounts specified in this Section 20.1. This Article 20 shall survive the expiration or earlier termination of the Lease.

                     ARTICLE 21 - ASSIGNMENT AND SUBLETTING

      21.1. (a) Tenant, except as set forth in Section 21.1(b) or Section 21.4, shall not assign this Lease without the prior consent of Landlord, which consent may be withheld in Landlord's sole discretion.

            (b) As long as Tenant named herein or a successor permitted pursuant to this subsection (b) is Tenant, Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of Landlord, to assign its interest in this Lease to any entity which is a successor to Tenant either by merger or consolidation, or which acquires substantially all of the assets of Tenant .

            (c) Any assignment described in subsections (a) or (b) may only be made provided that (i) any such assignee shall continue to use the Demised Premises in accordance with Section 6.1 hereof, (ii) the principal purpose of such assignment is not the acquisition of Tenant's interest in this Lease, and
(iii) Tenant, within ten (10) days after execution thereof, shall deliver to Landlord a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant and assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

      21.2. (a) Tenant may sublet all or any part or parts of the Demised Premises without the consent of Landlord, provided that (i) each sublease and every renewal, extension or modification thereof shall be in writing and an executed and acknowledged duplicate original thereof shall be delivered to Landlord within ten (10) days after the execution thereof, and (ii) each sublease shall expressly provide that (A) it is subject and subordinate to this Lease, and (B) in the event of termination, reentry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant (as sublessor) under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the provisions of such sublease provided, however, Landlord, except to the extent obligated pursuant to this Lease, shall not be:

                  (I) liable for any act or omission of Tenant under such sublease, or

                  (II) subject to any defense or offsets which such subtenant may have against Tenant, or

                  (III) bound by any previous payment which such subtenant may have made to Tenant more than thirty (30) days in advance of the date upon which such payment was due, unless previously approved by Landlord, or

                  (IV) bound by any obligation to make any payment to or on behalf of such subtenant, or

                  (V) bound by any obligation to perform any work or to make improvements to the Demised Premises, or

                  (VI) bound by any amendment or modification of such sublease prior to Landlord receiving notice of same, or

                  (VII) bound to return such subtenant's security deposit, if any, until such deposit has come into its actual possession and such subtenant would be entitled to such security deposit pursuant to the terms of such sublease.

            (b) In connection with any subletting of the Demised Premises during the Extension Term, if any, but not during the initial Term, Tenant shall pay to Landlord an amount equal to fifty percent (50%) of all Sublease Profit derived therefrom and received by Tenant. All sums payable hereunder by Tenant shall be calculated on an annualized basis, but shall be paid to Landlord, as Additional Rent, within ten (10) days after receipt thereof by Tenant.

            (c) For purposes of this Lease:

                  (i) "Sublease Profit" shall mean the excess of (x) the Sublease Rent over (y) the then Fixed Annual Rent.

                  (ii) "Sublease Rent" shall mean any rent or other consideration paid to Tenant directly or indirectly by any subtenant or any other amount received by Tenant from or in connection with any subletting (including, but not limited to, sums paid for the sale or rental, or consideration received on account of any contribution, of Tenant's Property or sums paid in connection with the supply of electricity or HVAC) less the Sublease Expenses.

                  (iii) "Sublease Expenses" shall mean (without duplication):
(v) in the event of a sale of Tenant's personal property, the annual amount of the then unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, (w) the reasonable out-of-pocket costs and expenses of Tenant in making such sublease, such as brokers' fees, attorneys' fees, and advertising fees paid to unrelated third parties, (x) the annual amount of the cost of improvements or alterations made by Tenant, expressly and solely for the purpose of preparing the Demised Premises for such subtenancy if not used by Tenant subsequent to the expiration of the term of the sublease, and
(y) the annual amount of the unamortized or undepreciated cost of any Tenant's personal property leased to and used by such subtenant. In determining Sublease Rent, the costs set forth in clauses (w), and (x) shall be amortized on a straight-line basis over the term of such sublease and the costs set forth in clauses (v) and (y) shall be amortized on a straight line basis over the remaining term of this Lease.

                  (iv) Sublease Profit shall be recalculated from time to time to reflect any corrections in the prior calculation thereof due to (x) subsequent payments received or made by Tenant, (y) the final adjustment of payments to be made by or to Tenant, and (z) mistake. Promptly after receipt or final adjustment of any such payments or discovery of any such mistake, Tenant shall submit to Landlord a recalculation of the Sublease Profit, and an adjustment shall be made between Landlord and Tenant on account of prior payments made or credits received pursuant to this Section 21.2.

      21.3. Notwithstanding any assignment or sublease, including, without limitation, any assignment or sublease permitted under this Article, with or without Landlord consent, the original Tenant named herein (or its successor by merger or consolidation) shall remain fully liable for the payment and performance of all terms, covenants and conditions of this Lease. If this Lease shall be assigned or if the Demised Premises or any part thereof shall be sublet or occupied by any person or persons other than the original Tenant named herein (or its successor by merger or consolidation), Landlord, after the occurrence and during the continuance of an Event of Default, may collect rent from any assignees, subtenants and/or occupants and apply net amounts collected to the Fixed Annual Rent, Additional Rent and other charges payable by Tenant hereunder, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of any person from the further performance and observance by such person of the obligations hereunder on the part of Tenant to be performed. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant or other occupant, shall be deemed a violation of such provision by both the original Tenant named herein (or its successor by merger or consolidation) and the then Tenant, it being the intention and meaning of the parties hereto that both the original Tenant named herein (or its successor by merger or consolidation) and the then Tenant shall be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants and other occupants of the Demised Premises.

      21.4. (a) Any person to which this Lease is assigned pursuant to the provisions of 11 U.S.C. Section 1.01, et seq., as amended from time to time ("Bankruptcy Code"), shall be deemed without further act or deed to have assumed all of the Tenant's obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Landlord upon demand an instrument confirming such assumption.

            (b) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and
(iii) adequate assurance of future performance by such person under the Lease as referred to in Section 365(b)(3) of the Bankruptcy Code. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease, unless such commissions shall also be payable upon the assignment to Landlord.

      21.5 At any time that Tenant named herein or a successor tenant pursuant to Section 21.1(b) shall not be the holder of the tenant's interest under this Lease, a transfer (including the issuance of treasury stock or the creation and issuance of new stock or a new class of stock) of a controlling interest in the shares of Tenant or in any entity which holds an interest in Tenant through one or more intermediaries (if Tenant or such entity is a corporation or trust) or a transfer of a majority of the total interest in Tenant or any entity which holds an interest in

Tenant through one or more intermediaries (if Tenant or such entity is a partnership or other entity) at any one time or over a period of time through a series of transfers shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article 21, including, without limitation, the requirement, if applicable, that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant or of any corporation which holds an interest in Tenant through one or more intermediaries for purposes of this Section 21.5 shall not include the sale of shares registered and listed through the "over-the-counter market" or through any recognized stock exchange.

                       ARTICLE 22 - TENANT REPRESENTATION

      22.1 Tenant has leased the Demised Premises after a full and complete examination thereof, as well as the title thereto and its present uses and non-uses, and, subject to the completion of Landlord's work as set forth in Article 11, Tenant accepts the same "as is" without any representation or warranty, express or implied in fact or by law, by Landlord, and without recourse to Landlord as to the title thereto, or the use or uses to which the Demised Premises or any part thereof may be put. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises, throughout the Term of this Lease except as expressly set forth in this Lease. In making and executing this Lease, Tenant has relied solely on such investigations, examinations and inspections of the Demised Premises as Tenant has chosen to make or has made and is not relying on any representations, warranties or promises of Landlord. Tenant acknowledges that it has had the opportunity for full and complete investigations, examinations and inspections of the Demised Premises.

                       ARTICLE 23 - ESTOPPEL CERTIFICATES

      23.1. Either party hereto shall, within ten (10) days after each and every request by the other party, execute, acknowledge and deliver to requesting party a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified, and stating the modifications), (b) attaching a true and complete copy of the Lease (as modified), (c) specifying the dates to which the Fixed Annual Rent and Additional Rent payable by Tenant hereunder have been paid, (d) stating whether or not, to the best knowledge of the party executing such statement, the other party is in default in performance or observance of its obligations under this Lease, and, if so, specifying each such default, (e) stating whether or not, to the best knowledge of the party executing such statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute a default by the other party under this Lease, and, if so, specifying each such event, and (f) certifying to such other matters as may be reasonably requested. Any such statement delivered pursuant to this Section may be relied upon by any current or prospective purchaser of the Demised Premises or any current or prospective assignee of Tenant's leasehold estate or any current or prospective Fee Mortgagee or any current or prospective Leasehold Mortgagee.

                ARTICLE 24 - INVALIDITY OF PARTICULAR PROVISIONS

      24.1. If any provision of this Lease or the application thereof to any person or circumstance shall be to any extent invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                           ARTICLE 25 - SUBORDINATION

      25.1. Landlord represents and warrants there is no mortgage encumbering the Demised Premises. Subject to Section 25.5, this Lease is and shall be subject and subordinate to any Fee Mortgage hereafter in effect, and to all renewals, additions, modifications, consolidations, replacements and extensions of all such mortgages, provided and upon condition that in any case the Fee Mortgagee shall agree, by separate nondisturbance agreement in recordable form reasonably acceptable to Tenant and any then existing Leasehold Mortgagee, with due regard for the very substantial investment being made by Tenant at the Demised Premises, that so long as no Event of Default shall be continuing, such Fee Mortgagee shall not disturb the possession or adversely affect the rights of Tenant or any subtenant of Tenant in the Demised Premises in the enforcement of any rights given to such Fee Mortgagee under its Fee Mortgage. Without limiting the general nature of this Section 25.1, any such nondisturbance agreement shall specifically provide that the Fee Mortgagee shall make all insurance proceeds and condemnation awards available to Tenant on the terms set forth in this Lease. Landlord shall deliver to Tenant a true copy of any Fee Mortgage to which this Lease is or shall be subordinate and the separate nondisturbance agreement, if any.

      25.2. If any Fee Mortgagee or any other person claiming by or through any such Fee Mortgagee, or by or through any foreclosure proceeding, sale in lieu of foreclosure, or otherwise, shall succeed to the rights of Landlord under this Lease, Tenant shall, at Landlord's request, attorn to and recognize such successor as the Landlord of Tenant under this Lease, and Tenant shall promptly execute, acknowledge and deliver at any time any instruments requested by such person or persons to evidence such attornment. Upon such attornment, this Lease shall continue as a direct lease from such successor Landlord to Tenant, upon and subject to all of the provisions of this Lease for the remainder of the Term, except that the new Landlord shall not be (a) liable to Tenant for any act or omission, neglect or default on the part of Landlord prior to the date on which the Fee Mortgagee or other person succeeded to the interest of Landlord,
(b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant whether in the nature of security or otherwise, except to the extent such monies are delivered to the Fee Mortgagee or such other person, (c) subject to any counterclaim or set-off which theretofore accrued to Tenant against Landlord, or (d) subject to defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting landlord), or (e) bound by any payment of Rent which Tenant may have made to any prior landlord (including, without limitation, the then defaulting landlord) more than thirty (30) days in advance of the date upon which such payment was due, or bound by any obligation to make any payment to or on behalf of Tenant, or (f) bound by any obligation to perform any work or to make Improvements to the Demised Premises, or (g) bound by any amendment or modification of this Lease made without its consent or (h) bound by any obligation to perform any work or to make Improvements to the Demised Premises.

      25.3. The subordination and attornment provisions of this Article shall be self-operative, and no further instrument of subordination or of attornment shall be required or needed therefor. In confirmation of any such subordination and agreement to attorn on the part of Tenant, Tenant, at the request of Landlord or any Fee Mortgagee, without charge, shall promptly execute, acknowledge and deliver such further reasonable instruments as shall be requested.

      25.4. Landlord's reversion or other estate and the leasehold estate of Tenant under this Lease shall not merge, but shall always remain separate and distinct, notwithstanding that both interests shall come into the same person, unless such merger shall have been expressly consented to in writing by any Fee Mortgagee and any Leasehold Mortgagee, whether the Fee Mortgage or Leasehold Mortgage is now or hereafter in effect.

      25.5. Tenant acknowledges that in the event of a default by Landlord Tenant's rights against Landlord are limited by Section 34.9(b) hereof to Landlord's equity in the Demised Premises (subject to the exception to such limitation set forth in Section 34.9(b)). In order to avoid the possibility that Landlord might not have any equity in the Demised Premises, Landlord may not encumber the Demised Premises with any mortgage such that the aggregate outstanding principal balances of all Fee Mortgages exceed eighty - five (85%) percent of the fair market value of Landlord's estate in the Demised Premises at the time of the making of such mortgage. Further, every Fee Mortgage shall mandate that all interest which accrues on the outstanding principal balance is payable in full no less frequently than monthly. If Landlord enters into any mortgage which violates this Section 25.5 it shall not be a "Fee Mortgage" for purposes of this Lease and the lien thereof shall be subject and subordinate to this Lease. 25.6 If, in connection with the financing of the Demised Premises, any Fee Mortgagee requests reasonable modifications of this Lease that do not increase Tenant's monetary obligations under this Lease, or adversely affect or diminish the rights (other than to a de minimis extent), or increase the other obligations (other than to a de minimis extent), of Tenant under this Lease, then Tenant shall not unreasonably withhold or delay its consent to the making of such modifications. Moreover, if in connection with any financing of the Demised Premises, any rating agency retained to rate the debt shall request modifications of this Lease in order to improve the proposed rating of such debt, then Tenant shall not unreasonably withhold or delay its consent to the making of such modifications so long as they do not increase the Fixed Rent hereunder. There shall be no cancellation, surrender or material modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the Fee Mortgagee.

      25.7 If Landlord shall default in the performance or observance of any of the terms, conditions or agreements in this Lease, then Tenant shall simultaneously give written notice thereof to each Fee Mortgagee as to which Landlord shall have notified Tenant, whose address has been provided to Tenant in writing, and to Landlord, and such Fee Mortgagee shall have the right (but not the obligation) to cure such default, provided that such Fee Mortgagee undertakes such cure by written notice to Tenant and Landlord within thirty (30) days after receipt of Tenant's notice. Tenant shall not take any action with respect to such default under this Lease, including, without limitation, any action to terminate, rescind or void this Lease or to withhold any Rent hereunder, until the earlier of the expiration of such thirty (30) day period or receipt of such notice from such Fee Mortgagee, and if such Fee Mortgagee gives such notice, for a period of twenty (20) business days after Tenant's receipt of such notice from such Fee Mortgagee with respect to any such default capable of being cured by the payment of money and for a period of sixty (60) days after Tenant's receipt of such notice from such Fee Mortgagee with respect to any other such default (provided, that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such sixty (60) day period because of the nature of such default or because such Fee Mortgagee requires time to obtain possession of the Demised Premises or through a receiver in order to cure or cause the cure of the default, if within such sixty (60) day period such Fee Mortgagee shall commence such cure, or proceed to attempt to obtain possession of the Demised Premises or appointment of a receiver, where possession is required to cure such default, and thereafter shall prosecute or cause the receiver to prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be reasonably necessary to complete the curing of the same with diligence and continuity).

                               ARTICLE 26 - BROKER

      26.1. Tenant represents to Landlord that no broker or other person had any part, or was instrumental in any way, in bringing about this Lease other than Julien J. Studley, Inc., which Landlord shall pay a commission pursuant to separate agreement. Landlord and Tenant each shall indemnify and hold harmless the other from and against, any claims made by any other broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Lease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with such a claim, if such other broker or other person claims to have had dealings with Landlord or Tenant, as appropriate .

                              ARTICLE 27 - NOTICES

      27.1. All bills, statements, notices, consents, approvals, demands and requests which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent by United States registered or certified mail and deposited in a United States post office, return receipt requested and postage prepaid or by independent overnight courier, e.g., Federal Express. Notices, consents, approvals, demands and requests which are served upon Landlord or Tenant in the manner provided herein shall be deemed to have been given or served for all purposes hereunder on the fifth business day next following a mailing or the first business day next following use of an independent overnight courier.

      27.2. All notices, consents, approvals, demands and requests given to Tenant shall be addressed to Tenant at its address set forth in this Lease,
Attention: General Counsel, or to such other person or at such other place as Tenant may from time to time designate in a written notice.

      27.3. All notices, consents, approvals, demands and requests given to Landlord shall be addressed to Landlord at its address set forth in this Lease, Attention : President, or to such other

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

person or at such other place as Tenant may from time to time designate in a written notice, with a copy simultaneously delivered to Chris M. Smith, Esq., Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

      27.4 Counsel to a party may deliver notice on behalf of that party.

                               ARTICLE 28 - TITLE

      28.1. Other than Fee Mortgages, which Landlord may only deliver in accordance with Article 25 hereof, and matters resulting from the permits contemplated in Section 11.3(a)(iii) and 11.3(b), Landlord shall not enter into or suffer the creation of any additional encumbrances of the Land, other than encumbrances to utility providers to the Improvements which Tenant reasonably desires in connection with the completion of Tenant's Work, which encumbrances Landlord shall execute and deliver promptly upon Tenant's request therefor.

                        ARTICLE 29 - MEMORANDUM OF LEASE

      29.1. Either party shall, at the request of the other, execute, acknowledge and deliver, at any time after the date of this Lease, a short form lease prepared by the requesting party in recordable form setting forth a description of the Demised Premises, the duration of the Term (including any renewal term) and any other provisions of this Lease which either party may request, except that the provisions relating to rent shall not be set forth therein unless required by law for the recording of said short form lease. Either party may record said short form lease. Such short form lease shall not change the rights and obligations of the parties under this Lease. Tenant agrees to remove the same of record following the expiration of or termination of this Lease. This Section 29.1 shall survive the expiration or earlier termination of this Lease .

                            ARTICLE 30 - ARBITRATION

      30.1. Either Tenant or Landlord may at any time request arbitration of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association or its successor (or any comparable organization agreed to by Landlord and Tenant). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

                       ARTICLE 31 - EXHIBITION OF PREMISES

      31.1. Tenant shall permit Landlord to enter the Demised Premises during usual business hours to exhibit the same for purposes of sale, mortgage or lease provided Tenant is provided at least two (2) business days prior notice, and provided further that a representative of Tenant accompany Landlord and Landlord's guests at all times. Tenant shall make a representative available to Landlord.

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

                        ARTICLE 32 - LEASEHOLD MORTGAGES

      32.1. Notwithstanding any provision to the contrary, Tenant shall have the right, in addition to any other rights herein granted, to create from time to time a security interest or mortgage covering Tenant's leasehold estate under this Lease and any subleases under a Leasehold Mortgage to an Institutional Lender, and assign this Lease and any subleases as collateral security for such Leasehold Mortgage provided that no Event of Default shall have occurred and be continuing on the date of execution of such Leasehold Mortgage.

      32.2. If Tenant shall mortgage its leasehold estate pursuant to Section 32.1, and if the Leasehold Mortgagee shall, within thirty (30) days after execution of the Leasehold Mortgage, send to Landlord notice thereof together with notice specifying the name and address of the Leasehold Mortgagee Landlord agrees that so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the Leasehold Mortgagee to Landlord, the following provisions shall apply:

            (a) There shall be no cancellation, surrender or material modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the Leasehold Mortgagee.

            (b) Landlord shall, on serving Tenant with any notice in respect of any default, simultaneously serve a copy of such notice upon the Leasehold Mortgagee at the address for such Leasehold Mortgagee provided to Landlord. The Leasehold Mortgagee shall thereupon have the same period, after service of such notice on it, plus an additional thirty (30) days, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of the Leasehold Mortgagee as if the same had been done by Tenant.

            (c) Anything herein contained notwithstanding, while the Leasehold Mortgage remains unsatisfied of record, or until written notice of satisfaction is given by the Leasehold Mortgagee to Landlord, if any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if before the expiration of ten (10) days from the date of service of notice of termination upon the Leasehold Mortgagee the Leasehold Mortgagee shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all Fixed Rent and Additional Rent and other charges herein provided for, and then in default, and shall have complied or shall commence the work of complying with all of the other obligations under this Lease, if any are in default, and shall prosecute the same to completion with due diligence, then Landlord shall not be entitled to terminate this Lease, and any notice of termination theretofore given shall be void and of no effect.

            (d) Landlord agrees that in the event of termination of this Lease by reason of any default by Tenant other than for nonpayment of Fixed Rent or Additional Rent or other charges herein provided for, that Landlord will upon request of the Leasehold Mortgagee reinstate this Lease for the remainder of the Term with the Leasehold Mortgagee or its nominee substituted as Tenant hereunder, such reinstatement to be effective as of the date of such termination, subject only to the conditions of title as the Demised Premises are subject to on the date of execution of such new lease, and to the rights, if any, of any parties then in possession of

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

any part of the Demised Premises, provided: (i) the Leasehold Mortgagee or its nominee shall make written request upon Landlord for such reinstatement of this Lease within thirty (30) days after the date on which the Leasehold Mortgagee receives notice of such termination (which notice shall also set forth the sums then due to Landlord under this Lease), and such written request is accompanied by payment to Landlord of sums then due to Landlord under this Lease; (ii) the Leasehold Mortgagee or its nominee shall pay to Landlord at the time of the execution and delivery of said reinstatement of this Lease any and all sums which at the time of the execution and delivery thereof would be due pursuant to this Lease but for such termination and of which Landlord shall have notified the Leasehold Mortgagee, and in addition thereto, any expenses, including reasonable attorneys' fees, to which Landlord shall have been subjected by reason of such default and of which Landlord shall have notified the Leasehold Mortgagee; (iii) the Leasehold Mortgagee or its nominee shall agree to cure any defaults that are capable of being cured by such Leasehold Mortgagee and of Tenant under the terminated lease of which Landlord shall have notified the Leasehold Mortgagee; and upon execution and delivery of such reinstatement of this Lease, any subleases which may have theretofore been assigned and transferred by Tenant to Landlord as security under this Lease shall thereupon be deemed to be held by Landlord as security for the performance of all of the obligations of the tenant under the reinstatement of this Lease; (iv) Landlord shall not warrant possession of the Demised Premises to Tenant under the reinstatement of this Lease; (v) such reinstatement of this Lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease; and (vi) the tenant under such reinstatement of this Lease shall have the same right, title and interest in and to the Demised Premises as Tenant had under the terminated lease.

            (e) Landlord shall, on request, execute, acknowledge and deliver to each Leasehold Mortgagee an agreement, prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, between Landlord, Tenant and such Leasehold Mortgagee, agreeing to all of the provisions of this Section 32.2. For the purposes of this Article 32, Landlord shall and need only recognize such Leasehold Mortgagee whose mortgage is prior in lien to any other Leasehold Mortgage. Landlord without liability to Tenant or any Leasehold Mortgagee with an adverse claim, may rely upon a mortgage title insurance policy or commitment issued by a title insurance company doing business in New Jersey as the basis for determining the appropriate Leasehold Mortgagee who is entitled to the protections of this
Article 32.

                        ARTICLE 33 - RIGHT OF FIRST OFFER

      33.1 (a) If, at any time during the Term, Landlord desires to ground lease or sell the Demised Premises , Landlord shall notify Tenant of all of the material terms on which Landlord is willing to enter into any such transaction including, without limitation, price, financing terms (if any), representations Landlord will make (if any), the length of time representations will survive after closing (if any), the indemnifications Landlord will provide (if any), and repairs the or improvements Landlord will make (if any). Tenant shall have thirty (30) days from the receipt of Landlord's notice to elect, by notice to Landlord, to enter into the described transaction. If Tenant so elects, Landlord and Tenant shall proceed with such transaction on the terms and conditions as set forth in Landlord's notice to Tenant. If Tenant fails to timely respond to Landlord Tenant will be deemed to have elected to not enter in to such transaction in which event Landlord shall have one hundred eighty (180) days to enter in to such a transaction

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

on substantially the same material terms described to Tenant with a third party, including, without limitation, aggregate rent or a purchase price equal to at least ninety five (95%) of the rent or price set forth in Landlord's notice to Tenant. If the transaction with the third party is not fully documented pursuant to executed and delivered contracts within such one hundred eighty (180) day period, or if any material term of the transaction changes in any material manner, Landlord shall be obligated to again offer such transaction to Tenant pursuant to the terms of this Article prior to entering in to same with the third party.

            (b) Tenant's rights as described in this Article shall apply each time the named Landlord herein or any affiliated successor landlord desires to enter into any of the described transactions. Upon transfer of the Demised Premises by the named Landlord herein or any affiliated successor landlord to any unaffiliated third party ( and on the condition that such transfer was made in compliance with Tenant's rights pursuant to this Article 33) Tenant's rights pursuant to this Article 33 shall cease and be of no further force or effect.

            (c) Except as expressly set forth in Section 33.1(b), Tenant's failure to elect to enter into any transaction offered to it pursuant to this
Article 33 shall in no way impact or impair Tenant's rights as set forth in this Lease.

                           ARTICLE 34 - MISCELLANEOUS

      34.1. This Lease constitutes the entire agreement of the parties. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith. The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

      34.2. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

      34.3. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto.

      34.4. Exclusive of Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and

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

to the extent that the performance thereof shall be prevented due to any Unavoidable Delay. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 34.4, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord's reasonable control.

      34.5. Any liability for payments hereunder (including, without limitation, Additional Rent) shall survive the expiration or earlier termination of this Lease.

      34.6. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non conveniens. If any provision of this Lease shall, be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Tenant specifically agrees to pay all of Landlord's reasonable costs, charges and expenses, including attorneys' fees, incurred in connection with any document review requested by Tenant and upon submission of bills therefor. In the event Landlord permits Tenant to examine Landlord's books and records with respect to any Additional Rent imposed under this Lease, such examination shall be conducted at Tenant's sole cost and expense and shall be conditioned upon Tenant retaining an independent accounting firm for such purposes which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord is authorized to charge or recover costs and expenses for legal services or attorneys' fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.

      34.7. (a) Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into and form all their respective obligations under this Lease,

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

without the consent or approval of any other entity or person and make these representations knowing that the other party will rely thereon.

            (b) The signatory on behalf of Landlord and Tenant further represent and warrant that they have full right, power and authority to act for and on behalf of Landlord and Tenant entering into this Lease.

      34.8. (a) It is expressly understood and agreed that the term "Landlord", as used in this Lease, means only the owner for the time being of the Demised Premises, and in the event of the sale, assignment or transfer by such owner of its or their interest in the Demised Premises and in this Lease, such owner shall thereupon be released and discharged from all of Landlord's obligations thereafter accruing; but such obligations shall be binding upon each new owner for the time being of the Demised Premises. Without limiting the foregoing, Tenant agrees to execute such instrument as any such owner may reasonably require in order to effectuate the foregoing.

            (b) The members, managers, partners, shareholders, directors, officers and principals, direct and indirect, comprising Landlord (collectively, the "Parties") shall not be personally liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease, except as expressly stated herein to the contrary in Section 11.3 shall be limited to Landlord's interest in the Demised Premises and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

      34.9 In the event Landlord or Tenant institutes legal or arbitration proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease or any action relating to the Demised Premises, the party against whom a judgment is entered shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys' fees and other costs of prosecution or defense of the prevailing party. The provisions of this Section 34.10 shall survive the expiration or earlier termination of this Lease.

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

      34.10 Prior to the expiration or earlier termination of this Lease Tenant shall not, and shall not permit any of its affiliates to, nor shall Tenant or such affiliates retain any broker or other third party to, solicit information concerning, or conduct negotiations for, any site which site, if obtained by Tenant, would in any manner act as an alternative location to the Demised Premises.

            IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed the day and year first above written.

ATTEST:                                RIVER PARK BUSINESS CENTER, INC.

                                       Landlord

                                       By: /s/ Amy Neu
                                           -------------------------------------
                                           Amy Neu, President

ATTEST:
                                       Tenant

                                       TIFFANY AND COMPANY

/s/ Tarz F. Palomba                    By: /s/ James N. Fernandez
--------------------                       -------------------------------------
Assistant Secretary                        James N. Fernandez, Ex. V.P. and CFO

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

EXHIBITS

A. DEMISED PREMISES

B. INITIAL IMPROVEMENTS/UTILITY LOCATIONS

C. GRADING

D. FILL SPECIFICATIONS

E. INTENTIONALLY OMITTED

F. SAMPLE ENVIRONMENTAL INSURANCE POLICY

G. EXCLUDED OFF-SITES

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

                                    EXHIBIT G
                      COSTS EXCLUDED FROM "OFF-SITE COSTS"

1) Traffic lights at an entrance to the Demised Premises.

2) General overhead items attributable to Tenant's work generally, e.g. insurance and the cost of maintaining a construction trailer on site. (Any item directly attributable to any off-site work or off-tract work, e.g. the application fee for that specific work, is not excluded from Off-Site Costs.)

3) The repair of any damage to streets done by contractors retained by Tenant which is beyond the damage contemplated as part of the ordinary course in the process of the relevant job, the repair cost of which was not part of the budget for the relevant job. 4) Landlord need not lend its credit or worth to any application of Tenant to obtain any bond or similar device. However, if the necessity of the bond or similar device is directly attributable to any off-site work or off-tract work the cost of obtaining and maintaining the bond or similar device is not excluded from Off-Site Costs.

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